UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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HEALTH MANAGEMENT ASSOCIATES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HEALTH MANAGEMENT ASSOCIATES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 19, 2009

The annual meeting of stockholders of Health Management Associates, Inc. will be held at the Ritz-Carlton Golf Resort Naples, 2600 Tiburón Drive, Naples, Florida 34109 on Tuesday, May 19, 2009 at 1:30 p.m., local time, for the following purposes, which are more fully described in the accompanying proxy statement:

•	To elect nine directors.

•	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009.

•	To transact such other business as may properly come before the annual meeting or at any adjournments thereof.

The board of directors has fixed the close of business on March 23, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournments thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Timothy R. Parry
Corporate Secretary

April 6, 2009

HEALTH MANAGEMENT ASSOCIATES, INC.

PROXY STATEMENT

Why Are These Proxy Materials Being Provided to Stockholders?

The board of directors of Health Management Associates, Inc. has made these proxy materials available to you on the Internet or, upon your request, has delivered printed versions to you by mail, in connection with the solicitation of proxies by the board for use at the 2009 annual meeting of stockholders. The 2009 annual meeting will be held on Tuesday, May 19, 2009, at 1:30 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of stockholders.

Why Did We Mail a Notice Regarding the Internet Availability of Proxy Materials to Stockholders Instead of Mailing a Full Set of Proxy Materials?

As required by rules adopted by the Securities and Exchange Commission, we are making this proxy statement and our annual report available on the Internet. On April 6, 2009, we mailed a notice to stockholders containing instructions on how to access our proxy statement and annual report and how to vote.

Location of Annual Meeting

The annual meeting will be held at the Ritz-Carlton Golf Resort Naples, 2600 Tiburón Drive, Naples, Florida 34109.

Principal Executive Offices

Our principal executive offices are located at 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710. Our telephone number is 239-598-3131.

Record Date and Outstanding Shares

Stockholders of record at the close of business on March 23, 2009, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. We have one class of shares outstanding, designated class A common stock, $0.01 par value per share, referred to in this proxy statement as common stock. As of the record date, 246,611,892 shares of our common stock were issued and outstanding.

Voting

Each stockholder of record is entitled to one vote for each share of common stock held as of the record date.

Instructions for Internet Voting. Stockholders may vote by proxy online by following the instructions contained in the notice that was delivered by mail. Stockholders who request printed copies of our proxy materials by mail may vote by mail, telephone or via the Internet. When voting on the Internet, stockholders who indicate that they wish to vote in accordance with the recommendations of the board of directors will have their shares voted FOR the election of the nine director nominees described in this proxy statement and FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009. Such shares may also be voted by the named proxies for such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Instructions for Mail and Telephone Voting. Stockholders who wish to vote by mail or telephone should follow the instructions on the proxy card. Shares voted by telephone or represented by written proxies that are properly dated, executed and returned will be voted at the annual meeting in accordance with the instructions given by telephone or on such written proxies. If no specific instructions are given, shares will be voted FOR the election of the nine director nominees described in this proxy statement and FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009. Such shares may also be voted by the named proxies for such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Instruction for Voting In Person. Stockholders may vote in person at the annual meeting. Ballots will be provided to stockholders who wish to vote at the annual meeting.

Vote Required

The table below indicates the vote required to approve each of the proposals described in this proxy statement, assuming the presence of a quorum, in person or by proxy, at the annual meeting.

Proposal Number	Proposal Description	Vote Required
One	Election of nine directors	Plurality of the votes duly cast (1)

Two	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009	Majority of the votes duly cast (2)

(1)	Under our corporate governance guidelines, any director nominee who is elected at an annual meeting but who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election is required to tender a resignation for consideration by the corporate governance and nominating committee, which will recommend to the board of directors the action to be taken with respect to any such tendered resignation.
(2)	The selection of Ernst & Young LLP as our independent registered public accounting firm is being presented to stockholders for ratification. The audit committee will consider the outcome of this vote in its future deliberations regarding the selection of our independent registered public accounting firm.

Recommendations of our Board of Directors

Our board of directors recommends that stockholders vote their shares FOR each of the nine director nominees and FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009.

Revocability of Proxies

You can change your vote by revoking your proxy at any time before it is voted at the annual meeting in one of four ways:

•	vote again on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted);

•	submit a signed proxy card with a later date;

•	vote in person at the annual meeting; or

•	notify our corporate secretary in writing before the annual meeting that you are revoking your proxy.

Attendance at the annual meeting will not automatically revoke your previously submitted proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.

Please note, however, that if your shares of common stock are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a letter from such broker, bank or other nominee confirming both (1) your beneficial ownership of such shares on March 23, 2009; and (2) that such broker, bank or other nominee is not voting such shares at the annual meeting.

Solicitation of Proxies

We are making this solicitation of proxies in order to provide all stockholders of record on March 23, 2009 with an opportunity to vote on matters that properly come before the annual meeting. We will bear all costs related to this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited on our behalf, in person or by telephone or other telecommunication, by our directors, officers and employees, none of whom will receive additional compensation for doing so.

Quorum

A quorum is required for stockholders to conduct business at the annual meeting. The presence, in person or by proxy, of the holders of a majority of the shares issued and outstanding and entitled to vote at the annual meeting will constitute a quorum.

Effect of Abstentions

Abstentions are counted for the purpose of determining the presence or absence of a quorum and will have the same effect as a vote against a proposal (other than in the election of directors, who are elected by a plurality of the votes cast).

Effect of Broker Non-Votes

Under the rules governing brokers who have record ownership of shares that they hold in “street name” for their clients (who are the beneficial owners of such shares), brokers have the discretion to vote such shares on routine matters, such as director elections and ratification of the selection of independent registered public accounting firms, but not on non-routine matters. Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a non-routine matter because the broker nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for the purpose of determining the number of shares entitled to vote on non-routine matters.

Because both of the proposals to be acted upon at the annual meeting are routine matters, broker non-votes will not affect their outcome.

Where Can Annual Meeting Voting Results Be Found?

Preliminary voting results will be announced at the annual meeting. Final voting results will be tallied by the inspectors of election and contained in our Quarterly Report on Form 10-Q for the quarter ending June 30, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The table below presents certain information as of March 23, 2009 regarding shares of common stock held by: (1) each stockholder known by us to be the beneficial holder of more than 5% of our common stock; (2) each of our directors; (3) each of our “named executive officers” (as defined on page 21); and (4) all of our directors and executive officers as a group.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner (1)	Number of Shares (1)(2)	Percent of Class
William J. Schoen (3) 5811 Pelican Bay Boulevard, Suite 500 Naples, FL 34108-2710	10,249,077	4.1%

Gary D. Newsome 5811 Pelican Bay Boulevard, Suite 500 Naples, FL 34108-2710	1,300,000	—

Burke W. Whitman (4) 12 Mooregate Square, NW Atlanta, GA 30327-1539	356,678	—

Kent P. Dauten (5) 520 Lake Cook Road, Suite 650 Deerfield, IL 60015	452,013	—

Donald E. Kiernan (6) 3075 Rum Row Naples, FL 34102	59,750	—

Robert A. Knox (7) 830 Third Avenue, 9th Floor New York, NY 10022	273,467	—

William E. Mayberry, M.D. (8) 826 Rue de Ville Naples, FL 34108	59,737	—

Vicki A. O’Meara One Elmcroft Road Stamford, CT 06926	29,173	—

William C. Steere, Jr. (9) 235 E. 42nd Street New York, NY 10017	47,250	—

Randolph W. Westerfield, Ph.D. (7) University of Southern California Marshall School of Business Bridge Hall, Suite 308 Los Angeles, CA 90089	53,500	—

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner (1)	Number of Shares (1)(2)	Percent of Class
Kelly E. Curry (10) 5811 Pelican Bay Boulevard, Suite 500 Naples, FL 34108-2710	730,762	—

Robert E. Farnham (11) 5811 Pelican Bay Boulevard, Suite 500 Naples, FL 34108-2710	784,491	—

Timothy R. Parry (12) 5811 Pelican Bay Boulevard, Suite 500 Naples, FL 34108-2710	631,029	—

Wellington Management Company, LLP (13) 75 State Street Boston, MA 02109	32,326,636	13.1%

Dodge & Cox (14) 555 California Street, 40th Floor San Francisco, CA 94104	25,250,417	10.2%

Vanguard Specialized Funds - Vanguard Health Care Fund (15) 100 Vanguard Boulevard Malvern, PA 19355	15,756,900	6.4%

Putnam, LLC (16) One Post Office Square Boston, MA 02109	15,564,348	6.3%

Greenlight Capital, L.L.C. (17) 140 East 45th Street 24th Floor New York, NY 10017	15,195,637	6.2%

All directors and executive officers as a group (13 persons) (18)	15,026,927	6.0%

(1)	As reported by such persons as of March 23, 2009, with percentages based on 246,611,892 shares issued and outstanding, except where the person has the right to receive shares within the next 60 days (as indicated in the other footnotes to this table), which increases the number of shares beneficially owned by such person and the number of shares outstanding. Under the rules of the Securities and Exchange Commission, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire shares by the exercise of options. Shares that may be acquired within 60 days are referred to in the footnotes to this table as “presently exercisable options.” Unless otherwise indicated in the footnotes to this table, each stockholder named in the table has sole voting and investment power with respect to all of the shares shown as owned by such stockholder. We have omitted percentages of less than 1% from the table.

(2)	The amount shown for each director and executive officer includes shares of restricted stock, except for Mr. Whitman, who forfeited his restricted stock awards when he terminated his employment with us on September 12, 2008.
(3)	The amount shown includes: (a) 4,026,340 shares issuable upon exercise of presently exercisable options; (b) an aggregate of 5,863,549 shares held directly or indirectly by various trusts of which Mr. Schoen is settlor, trustee and/or beneficiary; and (c) 359,188 shares held by the Schoen Foundation, of which Mr. Schoen is Chairman.
(4)	Mr. Whitman resigned as an officer, director and employee on September 12, 2008. The information as to the number of shares of our common stock beneficially owned by him as reported in the table is based on his August 7, 2008 Form 4 filed with the Securities and Exchange Commission and excludes the restricted stock awards and other shares that he forfeited when he terminated his employment with us. The address provided for Mr. Whitman is his mailing address, as he is currently on active duty in the United States military.
(5)	The amount shown includes: (a) 10,000 shares issuable upon exercise of presently exercisable options; and (b) 418,388 shares held jointly by Mr. Dauten and his wife in a brokerage account, which has margin capability.
(6)	The amount shown includes 15,000 shares issuable upon exercise of presently exercisable options.
(7)	The amount shown includes 10,000 shares issuable upon exercise of presently exercisable options.
(8)	The amount shown includes: (a) 18,750 shares issuable upon exercise of presently exercisable options; and (b) 5,062 shares held by Dr. Mayberry as trustee of the W.E. Mayberry Trust.
(9)	The amount shown includes 13,750 shares issuable upon exercise of presently exercisable options.
(10)	The amount shown includes: (a) 498,956 shares held by Mr. Curry individually; (b) 221,693 shares held jointly by Mr. Curry and his wife; (c) 10,000 shares held by a revocable trust; and (d) 113 shares held in Mr. Curry’s account under the Health Management Associates, Inc. Retirement Savings Plan, as to which shares he has investment power only.
(11)	The amount shown includes: (a) 452,964 shares issuable upon exercise of presently exercisable options; (b) 276,070 shares held by Mr. Farnham individually; (c) 8,739 shares held jointly by Mr. Farnham and his wife; and (d) 46,718 shares held in Mr. Farnham’s account under the Health Management Associates, Inc. Retirement Savings Plan, as to which shares he has investment power only.
(12)	The amount shown includes: (a) 373,443 shares issuable upon exercise of presently exercisable options; (b) 247,994 shares held by Mr. Parry individually; (c) 5,000 shares held by Mr. Parry’s wife; and (d) 4,592 shares held in Mr. Parry’s account under the Health Management Associates, Inc. Retirement Savings Plan, as to which shares he has investment power only.
(13)	This information as to the beneficial ownership of shares of our common stock is based on Amendment No. 3 to Schedule 13G dated February 17, 2009 filed with the Securities and Exchange Commission by Wellington Management Company, LLP. These shares are owned of record by clients of Wellington Management Company, LLP. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than five percent of this class of securities except Vanguard Specialized Funds - Vanguard Health Care Fund. Wellington Management Company, LLP, in its capacity as an investment advisor, has shared voting power with respect to 14,098,436 of such shares and shared dispositive power with respect to all 32,326,636 shares.

(14)	This information as to the beneficial ownership of shares of our common stock is based on Amendment No. 3 to Schedule 13G dated February 11, 2009 filed with the Securities and Exchange Commission by Dodge & Cox. These shares are owned by clients of Dodge & Cox, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, which clients may include investment companies registered under the Investment Company Act and/or employee benefit plans, pension funds, endowment funds or other institutional clients. Dodge & Cox has sole voting power with respect to 23,944,517 of such shares, shared voting power with respect to 63,800 of such shares, and sole dispositive power with respect to all 25,250,417 shares.

Our wholly-owned captive insurance subsidiary that is domiciled in the Cayman Islands maintained an investment with a fair market value of approximately $3.3 million in a publicly-traded Dodge & Cox mutual fund as of February 28, 2009. Such investment was made on an arms-length basis.

(15)	This information as to the beneficial ownership of shares of our common stock is based on Amendment No. 2 to Schedule 13G dated February 13, 2009 filed with the Securities and Exchange Commission by Vanguard Specialized Funds - Vanguard Health Care Fund. Vanguard Specialized Funds - Vanguard Health Care Fund has sole voting power with respect to all 15,756,900 shares.
(16)	This information as to the beneficial ownership of shares of our common stock is based on an amended Schedule 13G dated January 21, 2009 filed with the Securities and Exchange Commission by Putnam, LLC d/b/a Putnam Investments on behalf of itself and two wholly-owned investment advisors, Putnam Investment Management, LLC, which is the investment advisor to the Putnam family of mutual funds, and The Putnam Advisory Company, LLC, which is the investment advisor to Putnam’s institutional clients. Both Putnam Investment Management, LLC and The Putnam Advisory Company, LLC have dispositive power over the shares as investment managers, but each of the mutual fund’s trustees have voting power over the shares held by each fund, and The Putnam Advisory Company, LLC has shared voting power over the shares held by institutional clients. Putnam, LLC has shared voting power with respect to 598,898 of such shares and shared dispositive power with respect to all 15,564,348 shares. Putnam Investment Management, LLC has shared dispositive power with respect to 14,474,204 of such shares. The Putnam Advisory Company, LLC has shared voting power with respect to 598,898 shares and shared dispositive power with respect to 1,090,144 of such shares. However, Putnam, LLC declares that the filing of the Schedule 13G shall not be deemed an admission for the purposes of Section 13(d) or 13(g) that it is the beneficial owner of any securities covered by the Schedule 13G and further states that it does not have any power to vote or dispose of, or direct the voting or disposition of, any of the securities covered by the Schedule 13G.
(17)

This information as to the beneficial ownership of shares of our common stock is based on Amendment No. 1 to Schedule 13G dated February 13, 2009 filed with the Securities and Exchange Commission by Greenlight Capital, L.L.C. (“Greenlight LLC”), Greenlight Capital, Inc. (“Greenlight Inc.”), DME Advisors, L.P. (“Advisors”), DME Advisors GP, L.L.C. (“DME GP,” and together with Greenlight LLC and Greenlight Inc., “Greenlight”) and David Einhorn. The Schedule 13G relates to shares held for the accounts of Greenlight Capital, L.P. (“Greenlight Fund”), Greenlight Capital Qualified, L.P. (“Greenlight Qualified”), Greenlight Capital Offshore, Ltd. (“Greenlight Offshore”), and the managed account for which Advisors acts as investment manager. Greenlight LLC is the general partner of Greenlight Fund and Greenlight Qualified. Greenlight Inc. acts as the investment advisor for Greenlight Fund, Greenlight Qualified and Greenlight Offshore. DME GP serves as the general partner of Advisors. Mr. Einhorn is the principal of Greenlight. Greenlight LLC may be deemed the beneficial owner of 789,452 shares held for the accounts of Greenlight Fund and Greenlight Qualified and has shared voting and shared dispositive power with respect to such shares. Greenlight Inc. may be deemed the beneficial owner of 10,981,524 shares held for the accounts of Greenlight Fund, Greenlight Qualified and Greenlight Offshore and has shared voting and shared dispositive power with respect to such shares. Advisors may be deemed the beneficial owner of 3,424,661 shares held for the managed account for which Advisors acts as investment manager and DME GP may be deemed the beneficial owner of 3,424,661 shares held for the managed account for which Advisors acts as investment manager, each of which has shared voting and shared dispositive power with respect to such shares. Mr. Einhorn may be deemed the beneficial owner of 14,406,185 shares. This number consists of an aggregate of 789,452 shares held for the accounts of Greenlight Fund and Greenlight Qualified, 10,192,072 shares held for the account of Greenlight Offshore, and 3,424,661 shares held for the managed account for which Advisors acts as investment manager. Mr. Einhorn has shared voting and shared dispositive power with respect to such shares. Each of the reporting persons disclaims beneficial ownership of the shares owned by Greenlight Fund, Greenlight Qualified, Greenlight Offshore and the managed account for which Advisors acts as investment manager.

(18)	See footnotes 3 through 12 to this table.

PROPOSAL ONE:

ELECTION OF DIRECTORS

The number of directors constituting our board of directors is currently set at nine. At this year’s annual meeting, stockholders will elect nine directors to hold office until the next annual meeting of stockholders or until each of their successors is duly elected and qualified.

Based on the recommendations of our corporate governance and nominating committee, we have nominated William J. Schoen, Gary D. Newsome, Kent P. Dauten, Donald E. Kiernan, Robert A. Knox, William E. Mayberry, M.D., Vicki A. O’Meara, William C. Steere, Jr. and Randolph W. Westerfield, Ph.D. for election as directors. All director nominees currently serve on our board of directors and we recommend their re-election at the annual meeting. Directors will be elected by a plurality of the votes cast by the shares of our common stock entitled to vote in the election of directors.

If you indicate when voting that you wish to vote in accordance with the recommendations of the board of directors, or unless you specifically withhold authority to vote for one or more of the nominees according to the instructions on the proxy card, proxies will be voted FOR the election of each of the nine director nominees.

Under our corporate governance guidelines, any director nominee who is elected at an annual meeting but who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election is required to tender a resignation for consideration by the corporate governance and nominating committee, which will recommend to the board of directors the action to be taken with respect to any such tendered resignation.

We do not contemplate that any of the director nominees will be unable to serve as a director but, if that event should occur prior to the voting of the proxies, the persons named in the proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, shall determine, provided that proxies cannot be voted for a greater number of persons than the number of director nominees named in this proxy statement.

Name and Background	Year First Elected Director
William J. Schoen, age 73, has served as our Chairman of the Board since April 1986. He became our President and Chief Operating Officer in December 1983, Co-Chief Executive Officer in December 1985 and Chief Executive Officer in April 1986. He served as President until April 1997 and Chief Executive Officer until January 2001. From 1982 to 1987, Mr. Schoen was Chairman of Commerce National Bank, Naples, Florida and from 1973 to 1981 he was President, Chief Operating Officer and Chief Executive Officer of The F&M Schaefer Corporation, a consumer products company. From 1971 to 1973, Mr. Schoen was President of the Pierce Glass subsidiary of Indian Head, Inc. Mr. Schoen also serves on the Board of Trustees of the University of Southern California and numerous non-profit organizations.	1983

Gary D. Newsome, age 51, became our President and Chief Executive Officer and a director in September 2008. From early 1998 until September 2008, Mr. Newsome was employed by Community Health Systems, Inc. He joined Community Health Systems, Inc. as a Group Vice President and, most recently, was a Division President with responsibility for hospitals in Illinois, New Jersey, Pennsylvania, Tennessee and West Virginia. Mr. Newsome held management positions with us from June 1993 to March 1998, including Divisional Vice President, Assistant Vice President/Operations and Group Operations Vice President. Mr. Newsome is a member of the American College of Healthcare Executives.	2008

Name and Background	Year First Elected Director
Kent P. Dauten, age 53, served on our board of directors from March 1981 through May 1983 and from June 1985 through September 1988. He was again elected a director in November 1988 and has served on our board continuously since that time. Since February 1994, Mr. Dauten has been President, and since June 2005, he has been Managing Director, of Keystone Capital, Inc., a private investment advisory firm that he founded. Mr. Dauten was formerly a Senior Vice President of Madison Dearborn Partners, Inc., a private equity investment firm, and of First Chicago Investment Corporation and First Capital Corporation of Chicago, the venture capital subsidiaries of First Chicago Corporation, where he had been employed in various investment management positions since 1979. Mr. Dauten also serves on the boards of directors of Iron Mountain Incorporated and Northwestern Memorial Foundation.	1981

Donald E. Kiernan, age 68, is the retired Senior Executive Vice President and Chief Financial Officer of SBC Communications, Inc., a telecommunications company, a position he held from October 1993 to August 2001. Prior to that and since 1990, he served as Senior Vice President of Finance and Treasurer for SBC Communications, Inc. Mr. Kiernan is a Certified Public Accountant and former partner of Arthur Young & Company. Mr. Kiernan also serves on the boards of directors of LaBranche & Co Inc. and Seagate Technology.	2001

Robert A. Knox, age 57, has been Senior Managing Director of Cornerstone Equity Investors, LLC, an investment advisory firm, since December 1996. From 1994 until December 1996, he was Chairman and Chief Executive Officer, and from 1984 to 1994 he was President, of Prudential Equity Investors, Inc., an investment capital firm. Prior to that, Mr. Knox was an investment executive with The Prudential Insurance Company of America. He also serves on the boards of directors of Atlas Acquisition Holdings, Corp. and several private companies. Mr. Knox is also Chairman of the Board of Trustees of Boston University.	1985

William E. Mayberry, M.D., age 79, is the retired President Emeritus and Chief Executive Officer of the Mayo Foundation and the retired Chairman of the Board of Governors of the Mayo Clinic, where he had been employed in various capacities from 1956 until his retirement in 1992.	1994

Vicki A. O’Meara, age 51, has been Executive Vice President and Chief Legal and Compliance Officer at Pitney Bowes Inc., a global provider of mail processing equipment and integrated mail solutions, since June 2008. Through December 2007, Ms. O’Meara served as President - U.S. Supply Chain Solutions for Ryder System, Inc., a leading transportation and supply chain solutions company. Ms. O’Meara joined Ryder System, Inc. as Executive Vice President and General Counsel in June 1997 from the Chicago office of the law firm of Jones Day Reavis & Pogue, where she was a partner and chair of the firm’s Global Environmental, Health and Safety Group. Ms. O’Meara has also served in a variety of federal government positions, including Acting Assistant Attorney General under President George H. W. Bush, where she headed the Environmental and Natural Resources Division of the U.S. Department of Justice, Deputy General Counsel of the U.S. Environmental Protection Agency, and Assistant to the General Counsel in the Office of the Secretary of the Army. Ms. O’Meara was a 1986-87 White House Fellow and, in that capacity, she served as Special Assistant to the White House Counsel and as Deputy Secretary of the Cabinet Domestic Policy Council.	2005

Name and Background	Year First Elected Director
William C. Steere, Jr., age 72, has been the Chairman Emeritus of Pfizer Inc. since July 2001. He has been a director of Pfizer Inc. since 1987, was Chairman of the Board from 1992 to April 2001 and was Chief Executive Officer from February 1991 to December 2000. Mr. Steere also serves on the boards of directors of MetLife, Inc., the New York University Medical Center, The New York Botanical Garden, the Naples Symphony and the Board of Overseers of Memorial Sloan-Kettering Cancer Center.	2003

Randolph W. Westerfield, Ph.D., age 67, is Dean Emeritus and the Charles B. Thornton Professor of Finance at the Marshall School of Business at the University of Southern California. From 1993 to 2004, Dr. Westerfield served as Dean of the Marshall School of Business. Previously, he was a member of the finance faculty at the Wharton School of Business at the University of Pennsylvania for 20 years. Dr. Westerfield also serves on the board of directors of Nicholas-Applegate Fund, Inc.	2000

PROPOSAL TWO:

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as our independent registered public accounting firm for the year ended December 31, 2008. The audit committee has selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009. This selection will be presented to stockholders for ratification at the annual meeting. The audit committee will consider the outcome of this vote in its future deliberations regarding the selection of our independent registered public accounting firm.

The board of directors recommends a vote in favor of the proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009 and the persons named in the proxy statement (unless otherwise instructed) will vote such proxies FOR this proposal.

We have been advised by Ernst & Young LLP that a representative will be present at the annual meeting and that such representative will be available to respond to appropriate questions. Such representative will also be given an opportunity to make a statement if he or she should so desire.

Audit Fees

The table below presents recent fees for professional services provided by Ernst & Young LLP.

	Years Ended December 31,
	2008	2007
Audit Fees	$3,973,002	$3,385,715
Audit-Related Fees	88,914	102,055
Tax Fees - Preparation and Compliance	23,980	—

Total Audit Fees, Audit-Related Fees and Tax Fees - Preparation and Compliance	4,085,896	3,487,770
Other Non-Audit Fees:
Tax Fees - Other	93,500	20,143

Total Fees	$4,179,396	$3,507,913

Audit Fees were primarily for professional services rendered for audits of our 2008 and 2007 consolidated financial statements, audits of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, reviews of our quarterly reports on Form 10-Q and services for other statutorily required audits. Audit Fees for 2008 included $57,900 for comfort letter procedures in connection with a sale of certain convertible debt securities during May 2008.

Audit-Related Fees were for assurance and other services that related to the performance of audits and reviews of our consolidated financial statements. These services primarily consisted of the audits of an employee benefit plan and various other permitted consulting services, including general accounting research.

Tax Fees - Preparation and Compliance related to review and assistance with various federal and state income tax filings and notices.

Tax Fees - Other related to various tax planning and advisory services.

For both 2008 and 2007, Ernst & Young LLP provided no services other than those presented above.

The audit committee evaluated whether the provision of the services described above is compatible with maintaining the independence of Ernst & Young LLP and determined that the provision of such services is compatible with such firm’s independence.

Policy on Pre-Approval of Retention of Independent Registered Public Accounting Firm

In accordance with applicable laws, rules and regulations, our audit committee charter requires that the audit committee have the sole authority to review in advance and pre-approve all audit and non-audit fees and services provided to us by our independent registered public accounting firm. Accordingly, all audit and permitted non-audit services for which Ernst & Young LLP was engaged were pre-approved by the audit committee.

The engagement of Ernst & Young LLP for non-audit accounting and tax services is limited to those circumstances where the services are considered integral to the related audit services or where there is another compelling rationale for using the services of Ernst & Young LLP.

Report of the Audit Committee to Stockholders1

The audit committee is currently comprised of four members of the board of directors. In addition to being independent under the independence standards of the New York Stock Exchange, the board of directors has determined that all of the members of the audit committee are independent for purposes of the applicable Securities and Exchange Commission rules. The duties and responsibilities of the audit committee are set forth in the audit committee charter, in the form adopted by the board of directors on December 8, 2004 and most recently amended on December 5, 2007.

The audit committee reviews the company’s consolidated financial statements and internal accounting procedures with the company’s independent registered public accounting firm, discusses the possible effects of professional services upon the independence of the company’s independent registered public accounting firm, provides oversight review of the company’s corporate compliance program, assists the board of directors in overseeing the company’s accounting and financial reporting processes and financial statement audits, and has other duties and functions as described in its charter.

The audit committee has:

•	reviewed and discussed the company’s 2008 audited consolidated financial statements with the company’s management and Ernst & Young LLP;

•

discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•

received and discussed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence; and

•	discussed with Ernst & Young LLP its independence.

[1]

The material in this report is not “soliciting material,” is not deemed to be filed with the Securities and Exchange Commission and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

When evaluating Ernst & Young LLP’s independence, the audit committee considered a number of factors, including whether Ernst & Young LLP’s provision of services to the company beyond those rendered in connection with their audits and reviews of the company’s consolidated financial statements were compatible with maintaining auditor independence. The audit committee also reviewed the fees paid to Ernst & Young LLP for audit and permitted non-audit services.

The audit committee discussed with the company’s internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits. The audit committee meets with the internal auditors and Ernst & Young LLP with and without management present to discuss the results of their examinations, their evaluations of the company’s internal controls and the overall quality of the company’s financial reporting.

Based on the audit committee’s discussions with the company’s internal auditors and Ernst & Young LLP and reviews of related reports, and subject to the limitations on the committee’s role and responsibilities contained in the audit committee charter, the audit committee recommended to the board of directors that the company’s audited consolidated financial statements for the year ended December 31, 2008 be included in its annual report on Form 10-K filed with the Securities and Exchange Commission.

The audit committee selects the company’s independent registered public accounting firm annually. The audit committee has submitted such selection for the year ending December 31, 2009 for ratification at the annual meeting of stockholders.

Audit Committee:

Kent P. Dauten, Chairman
Donald E. Kiernan
William E. Mayberry, M.D.
Randolph W. Westerfield, Ph.D.

CORPORATE GOVERNANCE

Board Meetings

The board of directors held six meetings during 2008. Each director attended at least 75% of such board meetings and the meetings of board committees on which he or she served.

Board Committees

The board of directors has standing audit, compensation, corporate governance and nominating, and executive committees. The table below indicates the number of meetings held during 2008 and the names of the directors serving on each committee as of March 23, 2009.

Committee	Number of Meetings Held During 2008	Members
Audit	8	Mr. Dauten (1) Dr. Mayberry	Mr. Kiernan Dr. Westerfield

Compensation	7	Mr. Dauten Mr. Steere	Mr. Knox (1)

Corporate Governance and Nominating	4	Mr. Dauten Mr. Knox Mr. Schoen	Mr. Kiernan (1) Ms. O’Meara

Executive	—	Mr. Dauten Mr. Schoen (1)	Mr. Knox Mr. Steere

(1)	Chairman

The current charter of each board committee, our corporate governance guidelines (which are designed to promote the efficient operation of our board of directors) and our code of business conduct and ethics are available on our website located at www.hma.com under the heading “Investor Relations” and the subheading “Corporate Governance.” In accordance with the stockholder communication procedures described on page 20, we will provide, upon the request of any stockholder and without charge, a printed copy of any or all of these corporate governance documents. The information contained on our website is not a part of this proxy statement.

Our board of directors has affirmatively determined that Mr. Dauten, Mr. Kiernan, Mr. Knox, Dr. Mayberry, Ms. O’Meara, Mr. Schoen, Mr. Steere and Dr. Westerfield are each independent under the independence standards of the New York Stock Exchange. In determining independence, our board of directors affirmatively determines each year whether any director has any material relationship with the company. When assessing the materiality of a director’s relationship with the company, the board of directors considers all relevant facts and circumstances, not merely from the director’s standpoint, but also from the standpoint of the persons or organizations with which the director has an affiliation. The board also considers the frequency or regularity of any services provided by directors, whether such services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided on substantially the same terms to the company as those prevailing at the time from unrelated parties for comparable services. The board of directors has affirmatively concluded that no material relationship exists between the company and any of its independent directors, other than each such person’s position as one of our directors.

In accordance with the listing standards of the New York Stock Exchange, our non-management directors meet in executive session on a regular basis without management present. Mr. Knox is the presiding director at such executive sessions.

Interested parties may communicate directly with our independent directors by sending correspondence to our corporate secretary in accordance with the stockholder communications procedures described on page 20. Any such correspondence should be specifically directed to the attention of the independent directors.

Audit Committee

The board of directors has determined that Mr. Dauten, Mr. Kiernan and Dr. Westerfield each qualifies as an “audit committee financial expert” in accordance with applicable Securities and Exchange Commission rules and based upon professional work experience as described in their respective biographies on pages 12 and 13.

The audit committee reviews with our independent registered public accounting firm, our consolidated financial statements and internal controls over financial reporting, our independent registered public accounting firm’s auditing procedures and fees, and the possible effects of professional services provided to us by our independent registered public accounting firm upon such firm’s independence. In addition, the audit committee provides oversight review of our corporate compliance program.

The audit committee works closely with our senior executives, our internal auditors and our independent registered public accounting firm to assist the board of directors in overseeing our accounting and financial reporting processes and our consolidated financial statement audits. In furtherance of that role, the audit committee is charged with assisting the board of directors in its oversight of: (1) the integrity of our consolidated financial statements; (2) our compliance with legal and regulatory requirements; (3) the qualifications and independence of our independent registered public accounting firm; and (4) the performance of both our internal auditors and our independent registered public accounting firm.

The audit committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, is also responsible for preparing the committee’s report that is required by Securities and Exchange Commission rules to be included in our annual proxy statement and performs such other tasks that are consistent with its charter.

The audit committee’s report begins on page 15.

Compensation Committee

The compensation committee is responsible for designing and implementing compensation programs for our executives and directors that further the intent and purpose of the company’s fundamental compensation philosophy. In addition, the compensation committee is responsible for reviewing and discussing with management the compensation discussion and analysis that is required by Securities and Exchange Commission rules to be included in our annual proxy statement, preparing the committee’s report that Securities and Exchange Commission rules require be included in our annual proxy statement, and performing such other tasks that are consistent with its charter.

The compensation committee’s report appears on page 34.

For more information on executive and director compensation and the role of the compensation committee, see “Compensation Discussion and Analysis” beginning on page 21.

Corporate Governance and Nominating Committee

The corporate governance and nominating committee seeks to enhance the quality and diversity of nominees to our board of directors and is charged with identifying qualified persons, consistent with criteria approved by the board of directors, to become directors and recommending that the board of directors nominate such qualified persons for election as directors. The committee is also responsible for shaping corporate governance, overseeing an evaluation of the board of directors and management and performing such other tasks that are consistent with its charter.

The corporate governance and nominating committee recommended the nine director nominees described in this proxy statement for election at the annual meeting of stockholders.

The corporate governance and nominating committee also considers stockholder recommendations for nominations to the board of directors. Such recommendations for nominations should be sent to: Health Management Associates, Inc., 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710, Attention: Corporate Secretary. The corporate secretary will forward such recommendations to the corporate governance and nominating committee.

It is the policy of the corporate governance and nominating committee, consistent with our corporate governance guidelines, that all persons nominated to be a director possess the following qualifications and attributes: the highest level of personal and professional ethics, integrity and values; practical wisdom and mature judgment; broad training and experience at the policy-making level in business or finance; expertise that is complementary to the background and experience of our other directors; a willingness to devote the required time to carry out the duties and responsibilities of being a director; a commitment to serve on our board of directors for several years in order to develop an in-depth knowledge about our business and operations; an ability to objectively appraise the performance of management; and involvement only in activities or interests that do not conflict with his or her responsibilities to us and our stockholders.

The corporate governance and nominating committee evaluates director candidates, including stockholder nominees, that it believes meet the criteria described above through reference and background checks, interviews and an analysis of each candidate’s specific qualifications and attributes in light of the composition of the board of directors and our leadership needs at the time. From time to time, the corporate governance and nominating committee may also engage the services of an outside consultant to assist it by conducting searches to identify director candidates, evaluating candidates’ qualifications, performing reference and background checks, and making initial contact with potential candidates. Women and minority candidates are sought as part of the corporate governance and nominating committee’s director identification and recruitment efforts.

Additionally, the corporate governance and nominating committee is responsible for the review, approval and ratification of related party transactions. The corporate governance and nominating committee follows the guidelines set forth under the heading “Certain Transactions” beginning on page 49 prior to approving any related party transaction.

Executive Committee

The executive committee is empowered to take such actions and have such responsibilities as the board of directors may determine from time to time that are not the responsibility of any other committee of the board of directors.

Director Attendance at Annual Meetings

Company policy requires that each director attend our annual meeting of stockholders or provide the chairman of the board with advance notice of the reason for not attending. All of our directors attended the annual meeting of stockholders that was held on May 13, 2008.

Stockholder Communications

Stockholders may send correspondence by mail to the full board of directors, to specific board committees, or to individual directors (including correspondence recommending nominees to the board of directors as discussed above under “Corporate Governance and Nominating Committee”). Such correspondence should be addressed to the board of directors, the relevant committee or a particular director in care of: Health Management Associates, Inc., 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710, Attention: Corporate Secretary.

The corporate secretary will promptly forward all stockholder correspondence as appropriate. The corporate secretary is also responsible for identifying correspondence that does not directly relate to matters for which the board of directors is responsible and forwarding such correspondence to the appropriate person(s) within the company, as well as identifying and, if appropriate, responding to inappropriate correspondence.

EXECUTIVE COMPENSATION

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis, which we refer to as CD&A, provides detail about the compensation programs for our executive officers named in the 2008 Summary Compensation Table included in this proxy statement on page 35 (referred to in this CD&A and in the subsequent tables as our “named executive officers”). This CD&A includes the philosophy and objectives of the compensation committee of our board of directors, descriptions of each of the elements of our executive compensation programs and the basis for the compensation awards we made to our named executive officers during 2008.

Executive Summary

The compensation committee’s philosophy focuses on creating and maintaining a substantial and meaningful connection between the compensation of our named executive officers, the quality of health care services delivered by our health care facilities and stockholder value. Consistent with our focus on performance, our executive compensation programs have historically set annual base salaries at or slightly below the median of the competitive market, while performance-based contingent compensation has been set at or above the median of the competitive market.

As detailed below, while 2008 produced many significant accomplishments for us, it was a difficult year for the United States economy generally, and for the health care services sector in particular. In response to these significant economic challenges and to enhance our focus on performance-based contingent compensation, the compensation committee has made several important decisions with respect to our executive compensation programs, as described below.

On March 11, 2008, the compensation committee reexamined its approach to restricted stock awards made under our Amended and Restated 1996 Executive Incentive Compensation Plan, or EICP, taking into account, among other things, the committee’s desire to maintain a long-term contingent compensation program that is both challenging and achievable, as well as reflective of our industry and markets. Based on such analysis, the compensation committee made awards to our named executive officers in 2008 that vest one-third based on service and two-thirds based on achievement of performance criteria that included changes in the per share market price of our common stock and the achievement of certain financial objectives.

On February 17, 2009, in light of the continuing economic downturn and consistent with its compensation philosophy, the compensation committee made modifications to its approach to incentive compensation awards in order to more specifically focus our executives on achievement of targets within their control. The compensation committee recognizes that during a period of economic turmoil, such as the one we are currently experiencing, performance by our executives that creates value and drives growth is not always immediately reflected in our stock price. Therefore, the performance-based vesting criteria for our long-term contingent compensation awards were revised to focus on our achievement of financial objectives, rather than stock price. Also, due to the potential adverse dilutive impact to our stockholders of providing equity incentive compensation based on our current depressed stock price, 2009 incentive compensation for our named executive officers is more heavily weighted in cash. The long-term contingent compensation awards made to our named executive officers are based on a percentage of each named executive officer’s base salary. The number of shares awarded as part of our 2009 long-term incentive compensation program was based on a stock price of $4.00 per share, which was more than the

$1.76 market price of our common stock on the date of grant. As illustrated in the table entitled “Restricted Stock Awards under the 2009 Program” on page 33, the net result was that the size of our long-term contingent compensation awards, as a percentage of base salary, was significantly reduced.

In addition to modifying its approach to contingent compensation programs and taking into account general economic and industry conditions, during 2008 the compensation committee did not increase the base salary of any of our named executive officers who worked for us throughout the year.

The compensation committee intends to closely monitor our performance as well as general market conditions so that it can continue to maintain compensation programs that it believes motivate our named executive officers to achieve their best performance.

2008 Accomplishments

Our accomplishments and achievements during 2008 included:

•	We hired an accomplished industry veteran, Gary D. Newsome, to serve as our president and chief executive officer.

•

We established joint ventures at 11 of our general acute care hospitals. We own a majority of the equity interests in each joint venture and manage the day-to-day operations of each joint venture hospital.

•	At the local hospital level, we focused our executive compensation programs on the achievement of quality and patient outcome improvements. As part of this process, we have:

•	continued to implement a medication error prevention program using “Safescan™,” a handheld bedside medication administration system;

•	initiated a program to enhance and upgrade our emergency room clinical systems to more effectively manage patient flow and outcomes; and

•

implemented a comprehensive quality improvement program called “Process for Perfection,” which is a centralized approach to collecting hospital quality data, measuring that data against internal and external benchmarks, evaluating areas in need of improvement and implementing systemic processes to affect the delivery of high quality health care to our patients.

•

Two of our hospitals, Charlotte Regional Medical Center in Punta Gorda, Florida and Sebastian River Medical Center in Sebastian, Florida, were ranked among the nation’s top five percent of hospitals, according to an independent study of mortality and complication rates by Health Grades, Inc.

•

Our hospital in Dade City, Florida, Pasco Regional Medical Center, received the 2009 General Surgery Excellence Award, ranking it among the top five percent of hospitals in the nation for general surgery, according to an independent study by Health Grades, Inc.

•

Six of our hospitals: Charlotte Regional Medical Center; Midwest Regional Medical Center in Midwest City, Oklahoma; Northwest Mississippi Regional Medical Center in Clarksdale, Mississippi; River Oaks Hospital in Flowood, Mississippi; Sebastian River Medical Center; and Venice Regional Medical Center in Venice, Florida; were ranked among the top ten percent of hospitals in the nation by Health Grades, Inc. for various surgical services and cardiac and pulmonary care services.

•

Three of our hospitals: Charlotte Regional Medical Center; Seven Rivers Regional Medical Center in Crystal River, Florida; and Venice Regional Medical Center; were among 30 Florida hospitals to receive Florida’s Medicare Quality Improvement Organization’s Performance Improvement Award.

•

Two of our hospitals, Brooksville Regional Hospital in Brooksville, Florida and Spring Hill Regional Hospital in Spring Hill, Florida, were named among the nation’s performance improvement leaders by Thomson Reuters, Inc., marking the second consecutive year they have been awarded this distinction.

•

Our decentralized management structure was realigned to improve decision-making and resource management. As a result, our operational reporting structure was reduced from eight to five divisions and all divisional leaders now report directly to our new president and chief executive officer.

•

We reduced our indebtedness under our senior secured credit facility by $149.5 million and repurchased $50.0 million of principal face value 3.75% Convertible Senior Subordinated Notes due 2028 at a substantial discount in the open market. Additionally, we repurchased substantially all of our 1.50% Convertible Senior Subordinated Notes due 2023 during 2008.

•	We were named to the list of Fortune Magazine’s Most Admired Companies in America in the “Health Care: Medical Facilities” category.

Fundamental Compensation Philosophy and Objectives

Our fundamental compensation philosophy is that there should be a substantial and meaningful connection between the compensation of our named executive officers, the quality of health care services delivered by our health care facilities and stockholder value. We believe that stockholder value is directly impacted by the quality of our patient care and that there is a strong correlation between our financial performance and the quality of the medical care experienced by our patients. Under the compensation committee’s direction and supervision, we have developed and implemented compensation policies, plans and programs designed to enhance the quality of health care services delivered by our health care facilities and increase stockholder value by closely aligning the financial interests of our named executive officers with those of our stockholders. The compensation committee believes that its compensation programs motivate our executives to maximize their performance for the benefit of stockholders and that such programs do not encourage our executives to take excessive risk.

Furthermore, the compensation committee believes that our ability to grow and be successful in the long-term is enhanced by a comprehensive compensation program that includes different types of incentives for attracting, motivating and retaining executives and rewarding outstanding service, including awards that link compensation to performance. We seek to not only pay a competitive base salary to our executives, but also rely heavily on annual and long-term contingent compensation to attract and retain highly qualified executives and motivate them to perform to the best of their abilities on behalf of our company and stockholders. The compensation committee believes that our named executive officers should be rewarded for their individual contributions to our success through a combination of cash and equity-based incentive awards, with a particular emphasis on long-term equity-based awards. We also provide compensation to our named executive officers through retirement benefits, perquisites and other personal benefits.

Role of the Compensation Committee

The compensation committee is responsible for setting compensation levels for our named executive officers and designing and implementing compensation programs that further the intent and purpose of our fundamental compensation philosophy and objectives. The compensation committee is currently comprised of three members of our board of directors, each of whom is independent under applicable Securities and Exchange Commission rules and the independence standards of the New York Stock Exchange. The duties and responsibilities of the compensation committee are set forth in its charter, which is available on our website located at www.hma.com under the heading “Investor Relations” and the subheading “Corporate Governance.” Each member of the compensation committee has direct experience in establishing, reviewing and operating compensation programs for large organizations. The chairman of the compensation committee is responsible for setting the agenda for each committee meeting and for ensuring that meetings are conducted in an efficient manner.

In addition to regularly scheduled meetings, members of the compensation committee discuss matters pertinent to our compensation practices and plans among themselves, with the committee’s outside consultants and with other members of our board of directors. The compensation committee may discuss and make determinations regarding named executive officer compensation at any time during the year and discusses the performance of our senior executives at almost every meeting. The compensation committee also regularly engages in discussions regarding executive officer team building and succession planning. In order to ensure that it is discharging its duties and responsibilities in an effective and efficient manner, the compensation committee also conducts an annual performance review of its operation and function.

In addition to its role in setting appropriate compensation levels for our named executive officers, the compensation committee is charged with the responsibility of setting appropriate compensation for our directors, as discussed on page 46 under the heading “Director Compensation Programs.” The compensation committee believes that compensation levels and programs for our directors must also support our fundamental compensation philosophy and objectives, and be designed to attract, retain and motivate highly-qualified directors with diverse and complementary skills.

Utilization of Outside Consultants by the Compensation Committee

The compensation committee believes that it benefits from external advice and assistance to help meet its objectives and fulfill its responsibilities. Outside consultants engaged by the compensation committee educate and inform committee members with regard to compensation matters, including the advantages and disadvantages of existing and proposed compensation programs, and keep the committee abreast of current and emerging compensation trends both within our industry and for companies of similar size and stature. These consultants also advise the committee with respect to various compensation alternatives, provide the committee with relevant market compensation data and assist the committee in analyzing such data when making compensation decisions.

The compensation committee regularly engages the firm of Towers Perrin, a nationally recognized compensation consulting firm, as a compensation consultant. Among other things, Towers Perrin periodically prepares reports for the committee’s review and periodically attends and makes presentations at compensation committee meetings. Although the compensation committee does not routinely engage Towers Perrin or other consultants in accordance with a pre-determined schedule, in practice, the committee has regularly requested that Towers Perrin prepare a comprehensive compensation analysis for review by the committee. Towers Perrin provided research and support that the compensation committee utilized in connection with the implementation of our 2008 incentive compensation programs. The compensation committee also worked with Towers Perrin in early 2009 to consider and implement changes to our executive compensation programs. Other than research and advice on management compensation, Towers Perrin does not provide any other services to us. The compensation committee also engages outside legal counsel to provide it with advice from time to time.

Role of Named Executive Officers in Compensation Decisions

The compensation committee believes that input from our senior management is also an integral part of the compensation setting and monitoring process. Our chief executive officer provides the compensation committee with his recommendations regarding the elements of compensation for our other named executive officers. Our chairman of the board and our chief executive officer also regularly confer with members of the compensation committee regarding the overall performance of our other named executive officers. In order to determine the elements of compensation for our chief executive officer, the compensation committee or chairman of the committee also engages in discussions with our chairman of the board regarding the elements of the chief executive officer’s compensation. No named executive officer participated directly in recommending or establishing the amount of any component of his own 2008 compensation.

From time to time, our named executive officers and our chairman of the board attend meetings of, or make presentations to, the compensation committee to assist the committee in discharging its responsibilities. However, at many regularly scheduled meetings, the compensation committee meets without any members of management present. Furthermore, the compensation committee exercises its discretion in determining whether to accept, modify, reject or change any compensation elements that may be recommended by management.

Consideration of Non-Financial Criteria

When evaluating the performance of our named executive officers and to assist the compensation committee in determining the appropriate level of performance-based contingent compensation, the committee also considers various non-financial performance measures, including, among other things, the quality of the services provided by our health care facilities, management efficiency, continued accreditation of our health care facilities and recruitment and retention of physicians, nurses and other key health care personnel. Among other things, the compensation committee considered the specific accomplishments discussed under the subheading of this CD&A entitled “2008 Accomplishments” beginning on page 22.

Use of Benchmarking and Tally Sheets

Benchmarking. When making compensation decisions, the compensation committee compares each element of compensation paid to our named executive officers against a group of companies that own and operate hospitals and health care facilities or which we otherwise consider to be our peers, a practice commonly referred to as benchmarking. The compensation committee believes that peer group benchmarks should be a point of reference for measurement; provided, however, in any given year actual individual compensation elements or total compensation for an individual named executive officer may be set above or below that of our peer group companies based on factors such as individual experience or tenure with our company, specialized skills, achievement of performance goals, retention and the compensation committee’s desire to achieve a specified mix of compensation.

The composition of our peer group is periodically reviewed and updated by the compensation committee and includes several companies against which the committee believes we compete for management talent and stockholder investment. The core group of companies comprising our peer group was last updated in February 2008 in connection with the modifications to our long-term contingent equity compensation program discussed under the subheading “Long-Term Incentive Compensation Program – 2008” on page 30. The compensation programs of our peer group companies were reviewed in connection with implementing our 2009 long-term contingent equity compensation program, however, no changes have been made to our peer group since February 2008. Presently, our peer group consists of the following companies:

Beckman Coulter, Inc	LifePoint Hospitals, Inc.
Becton, Dickinson and Company	Manor Care, Inc.
Boston Scientific Corporation	MedCath Corporation
Brookdale Senior Living Inc.	Omnicare, Inc.
Community Health Systems, Inc.	Psychiatric Solutions, Inc.
Covidien Ltd.	Quest Diagnostics Incorporated
DaVita, Inc.	St. Jude Medical, Inc.
HealthSouth Corporation	Sun Healthcare Group, Inc.
Kindred Healthcare, Inc.	Tenet Healthcare Corporation
Laboratory Corporation of America Holdings	Universal Health Services, Inc. Varian Medical Systems, Inc.

Consistent with its compensation philosophy and objectives, the compensation committee has historically set annual base salaries for our named executive officers at, or slightly below, what it believes to be the median base salaries earned by executive officers at peer group companies. Additionally, the compensation committee has historically set performance-based contingent compensation at levels that it believes are competitive, or above the median, to similar contingent compensation that is earned, or may be earned, by executive officers at peer group companies while at the same time setting performance-based compensation at levels designed to challenge our named executive officers to achieve company performance targets for the benefit of stockholders. Variances from these peer group levels for individual named executive officers may occur at the discretion of the compensation committee, and may be dictated by the experience level of the individual and other market factors. The compensation committee also considers adjustments to peer group compensation data to account for differences in revenue and market capitalization between our company and our peers.

Tally Sheets. In making compensation decisions, the compensation committee also analyzes tally sheets prepared for each named executive officer. Tally sheets present the dollar amount of each component of named executive officer compensation. The purpose of these tally sheets is to bring together, in summary form, all of the elements of actual and potential future compensation for our named executive officers, so that the compensation committee may analyze both the individual elements of compensation (including the weighting of each element as compared to each other element) and the aggregate total amount of actual and potential compensation. The compensation committee used tally sheets when determining long-term contingent equity compensation awards in 2008 and, more recently, in early 2009, as discussed in more detail under the subheading “Long-Term Incentive Compensation Program – 2009” on page 32.

Use of Equity Ownership Objectives

The compensation committee has established minimum stock ownership objectives, which are listed below.

Chief executive officer	Common stock with an aggregate value equal to at least five times combined annual base salary and annual contingent cash compensation.

Other named executive officers	Common stock with an aggregate value equal to at least four times combined annual base salary and annual contingent cash compensation.

If circumstances warrant, the compensation committee has the discretion to modify the objectives and/or time frames for one or more of the named executive officers. The compensation committee expects to review the stock ownership objectives outlined above during 2009.

Recoupment Policy for Incentive Compensation

During 2008, the corporate governance and nominating committee recommended, and our board of directors approved and adopted, a recoupment policy covering incentive compensation payments to any of our employees, including our named executive officers. The recoupment policy is reflected in our corporate governance guidelines and provides that, in appropriate circumstances, the board of directors will require reimbursement of any annual or long-term incentive payment to an employee where: (1) the payment was based in whole or in part on achieving certain financial results that were subsequently the subject of a restatement of our consolidated financial statements; (2) the board of directors determines that the employee engaged in intentional misconduct or fraud that caused or substantially contributed to the need for the financial statement restatement; and (3) no payment or a lower payment would have been made to the employee based on the restated financial results.

Certain Tax and Accounting Implications

The Impact of Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to a public company for compensation in excess of $1.0 million paid to its chief executive officer and the three other most highly compensated named executive officers as of the end of any fiscal year, excluding the chief financial officer. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

While the tax impact of any compensation arrangement is one factor that is considered by the compensation committee when evaluating and setting compensation, such tax impact is also evaluated by the compensation committee in light of our overall compensation philosophy and objectives. Our EICP is structured so that annual and long-term incentive awards granted thereunder may qualify for the exemption from Section 162(m) for qualifying performance-based compensation. The compensation committee believes that circumstances exist where providing compensation that is not fully deductible may be more consistent with its compensation philosophy and objectives and may be in the best interests of our company and our stockholders. Accordingly, the compensation committee has granted, and may continue to grant, awards such as time-vested restricted stock and enter into arrangements under which payments are not deductible under Section 162(m) if and when the compensation committee determines such arrangements are in the best interests of our stockholders.

Nonqualified Deferred Compensation. The American Jobs Creation Act of 2004 changed the tax rules applicable to nonqualified deferred compensation arrangements by adding Section 409A to the Internal Revenue Code of 1986, as amended. As of January 1, 2009, all of our nonqualified deferred compensation arrangements and other arrangements that are subject to Section 409A are in documentary compliance with the provisions of this law.

Accounting for Stock-Based Compensation. We account for stock-based compensation in accordance with the requirements of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment. Such stock-based compensation includes awards made under our EICP, Stock Option Plan for Outside Directors and 2006 Outside Director Restricted Stock Award Plan.

Executive Compensation Programs

Consistent with our fundamental compensation philosophy and objectives, the 2008 total compensation package for our named executive officers consisted of the following primary components:

•	Annual base salary

•	Performance-based contingent compensation, consisting of:

•	Annual contingent cash compensation; and

•	Long-term contingent cash and equity compensation

•	Perquisites and other personal benefits

•	Retirement benefits

In setting the mix between the different elements of executive compensation, the compensation committee generally focuses more heavily on contingent compensation, consisting of both cash and equity incentives, rather than targeting a specific allocation mix. Base salary and annual incentives are intended to reward short-term objectives, while long-term incentives, comprising of both time-based vesting and performance-based vesting criteria, are intended to reward long-term objectives. Annual contingent cash compensation is based on one-year financial performance metrics, and such awards vest and are payable in full soon after the end of each year. Long-term incentives generally vest over a four-year period. Total contingent compensation levels and the mix of short-term and long-term incentives vary for each named executive officer based on each officer’s level of responsibility, including strategic and operational goals, anticipated performance requirements, contributions of each named executive officer, retention needs and peer group data.

Annual Base Salary

Base salaries received by our named executive officers are designed to compensate such officers for their services during any given year. Base salaries are determined by analyzing the scope of each named executive officer’s responsibilities and taking into account competitive market compensation information received by the compensation committee as part of its benchmarking practices. Base salaries have been historically set at levels that the compensation committee believes to be generally at, or slightly below, the median compensation paid to highly-qualified senior executives at other companies engaged in businesses similar to ours, as described under “Use of Benchmarking and Tally Sheets” on page 25. The compensation committee believes that this strategy, when combined with performance-based contingent compensation programs, supports our overall compensation philosophy and objectives.

The compensation committee generally reviews base salaries annually. Base salaries may be modified based on the compensation committee’s determination that, among other things, an executive’s contribution to the achievement of our company’s goals has changed in a significant way, a change in responsibilities, a finding that an executive’s base salary is below median market levels or that competitive pay levels have changed. No modification to base salaries occurred during 2008 for our named executive officers who worked for us throughout the year, reflecting the compensation committee’s determination that salaries remained at appropriate competitive levels, especially in light of the challenges we face in this time of economic turmoil.

On September 13, 2008, Mr. Newsome became our president and chief executive officer. In determining Mr. Newsome’s base salary of $900,000, the compensation committee considered the compensation of chief executive officers in our peer group, as well as Mr. Newsome’s depth of industry experience, his operational and managerial talents and track record, how his skill set, experience and knowledge of the for-profit hospital industry complemented and enhanced the skill set of our existing management team, his ability to lead us to the achievement of our business and health care quality objectives, and his general leadership skills.

Base salaries paid to our named executive officers are shown in the “Salary” column of the 2008 Summary Compensation Table on page 35.

Contingent Compensation

The compensation committee awards contingent compensation under our EICP, which is a comprehensive executive compensation plan that provides for the grant of stock options, stock appreciation rights, restricted stock, deferred stock and other stock-related awards, as well as other awards that may be settled in cash or other property. Historically, equity awards under our EICP were made at the market price of our common stock on the grant date of the award. However, due to the potential adverse dilutive impact to our stockholders of providing equity incentive compensation based on our current depressed stock price, the number of restricted stock awards under the 2009 incentive compensation program was calculated using a stock price in excess of the market price of our common stock on the grant date of the award. For more information, see the table entitled “Restricted Stock Awards under the 2009 Program” on page 33. All of our named executive officers participate or have participated in our EICP. Performance-based contingent compensation has historically been set at levels that are competitive with, or slightly above, the median performance-based contingent compensation that is earned, or may be earned, by senior executives at other companies engaged in businesses comparable to ours, as described under “Use of Benchmarking and Tally Sheets” on page 25.

The compensation committee awards contingent compensation to our named executive officers in the form of annual contingent cash compensation to reward short-term performance and long-term contingent cash and equity compensation designed to reward the achievement of long-term performance goals.

Annual Contingent Cash Compensation. In general, annual contingent cash compensation for our named executive officers is intended to reward exemplary financial performance and reflect the compensation committee’s belief that management’s contribution to improving the quality of health care services delivered by our health care facilities and increasing stockholder return are related to earnings growth. Annually, the board of directors approves an achievable but challenging profit plan and the compensation committee approves an incentive plan based on that profit plan, which provides for the payment of contingent cash compensation under our EICP for the upcoming year. After our year-end results are finalized, the compensation committee reviews our fiscal performance and approves the payment of cash awards based on achievement against the profit plan. All of our named executive officers currently participate, or will participate, in our annual cash incentive compensation program.

Participants in our incentive compensation program are selected and assigned to target award categories by the compensation committee. Under this program, the target cash award for our chief executive officer is an amount equal to 125% of his base salary and the target cash award for each of the other named executive officers is 100% of his respective base salary. During 2008, we used a sliding scale to determine how much annual contingent cash compensation to pay to our named executive officers, as set forth in the table below.

Annual EBITDA Performance as a Percent of the Approved Profit Plan	Percent of Target Cash Award Earned
Less than 80%	0%
80% (minimum threshold)	50%
90%	75%
100%	100%
110%	125%
120%	150%

Profit plan achievement is measured solely based on EBITDA, which is generally defined as earnings before interest, income taxes, depreciation and amortization, gains (losses) on early extinguishment of debt, impairments of assets and minority interests. For purposes of measuring profit plan achievement, the compensation committee exercises its reasonable judgment to include or exclude unique items in the calculation of EBITDA.

Effective February 24, 2009, it was determined that we achieved between 80% and 90% of our annual EBITDA target for 2008 and awarded the following amounts of annual contingent cash compensation: Mr. Curry - $396,563, Mr. Farnham - $235,000 and Mr. Parry - $205,625.

As part of Mr. Newsome’s initial compensation package, the compensation committee approved (1) a cash signing bonus of $500,000 and (2) a guaranteed cash bonus of $1.0 million if he continues to be employed as our president and chief executive officer on December 31, 2009. In light of these arrangements, Mr. Newsome will begin participation in our annual contingent cash compensation program after December 31, 2009.

Long-Term Contingent Cash and Other Equity Compensation. Long-term incentives have most recently been provided through contingent stock awards and performance-based restricted stock awards issued under our EICP. The compensation committee has the authority to determine to whom contingent and restricted stock awards are granted, the number of shares subject to each grant and the terms on which the grants are made, including vesting and performance criteria. Through the grant of contingent and restricted stock awards, we provide our named executive officers with the opportunity to build a meaningful equity stake in our company. These awards also allow our named executive officers to meet our required stock ownership objectives, assist us with the retention of our named executive officers and align the long-range interests of our named executive officers with improving health care services delivered by our health care facilities and increasing stockholder return.

In granting contingent and restricted stock awards to our named executive officers, the compensation committee reviews and considers specific awards for each individual officer, taking into account such officer’s level of responsibility, including strategic and operational goals, anticipated performance requirements, the contributions of each named executive officer, retention needs and peer group data.

Annual Contingent Stock Awards. On March 11, 2008, the compensation committee determined that as part of its revisions to our long-term contingent equity compensation programs, which are described under the subheading “Long-Term Incentive Compensation Program – 2008” below, it would discontinue granting annual contingent stock awards to named executive officers, beginning with the year ended December 31, 2008. Annual contingent stock awards, which were most recently granted on February 19, 2008 for the year ended December 31, 2007, were based on the amount of annual contingent cash compensation awarded to the named executive officer. Vesting of the shares underlying previously granted annual contingent stock awards requires continuous service as an employee with us for a four-year period, beginning on the grant date, or attaining normal retirement age. No shares are issued or reserved for the named executive officer’s account at the time of grant, but instead are issued on the fourth anniversary of the grant date of the award, provided the executive is still an employee.

Stock Options. Although stock options may be granted under our EICP, the compensation committee has adopted a general policy to no longer grant stock options to named executive officers. The compensation committee may make an exception to this general policy when, in the committee’s view, circumstances warrant such action. The compensation committee made such an exception when Mr. Newsome was hired as our president and chief executive officer, effective September 13, 2008. At such time, the committee granted Mr. Newsome an option to purchase 500,000 shares of our common stock at $4.75 per share (the closing market price of our common stock on September 15, 2008). This stock option, one-fourth of which vests on each anniversary date over four years of continuous employment, was granted to Mr. Newsome to compensate him for unvested in-the-money stock options and other stock-based compensation that were granted to him by his previous employer and forfeited when he became employed by us.

Deferred Stock Award. As part of his initial compensation package, Mr. Newsome was granted a deferred stock award consisting of 500,000 shares of our common stock. Deferred stock is a right to receive shares of common stock upon the fulfillment of specified conditions. On January 2, 2009, Mr. Newsome met the continuous employment condition specified in the deferred stock award and became fully vested in all such shares. The value of such shares is subject to recovery by us if Mr. Newsome is terminated for cause on or before December 31, 2009.

Restricted Stock Awards. We began making performance-based restricted stock awards to our named executive officers during 2006. At such time, we granted an aggregate of 345,000 shares of restricted stock to our senior executive officers, which we refer to as the 2006 Program. On March 11, 2008, as described below, the compensation committee vested a portion of the restricted stock awards and accumulated dividends and interest held in escrow under the 2006 Program, terminated the 2006 Program and created a new restricted stock program. In connection with the termination of the 2006 Program, the named executive officers forfeited all of the remaining shares of restricted stock that had been awarded to them under that program.

Long-Term Incentive Compensation Program – 2008. On March 11, 2008, the compensation committee revised its approach to restricted stock awards made under our EICP, taking into account, among other things, the compensation committee’s desire to maintain a long-term incentive compensation program that is challenging yet achievable, and that is also reflective of the factors affecting the market in which we compete for executive talent. Following a comprehensive review, which included Towers Perrin’s analysis, advice and recommendations, the compensation committee determined to discontinue the 2006 Program and replace such program with a new long-term incentive compensation program, which we refer to as the 2008 Program. The compensation committee also determined to discontinue the grant of annual contingent stock awards.

The 2008 Program was effective beginning with the year ended December 31, 2008 and provides for long-term contingent compensation in the form of cash payments and equity awards. Under the 2008 Program, long-term incentive target amounts were equal to the following percentages of base salary: Mr. Curry - 250%, Mr. Farnham - 175%, and Mr. Parry - 125%. Mr. Newsome did not receive a 2008 Program award in light of the stock option and deferred stock awards he received upon joining our company. Under the 2008 Program, long-term incentive compensation awards were made as follows: (1) one-third in restricted stock that vests based on service; (2) one-third in restricted stock that vests based on the satisfaction of performance criteria; and (3) one-third in cash based on satisfaction of the same performance criteria. The predetermined performance criteria are reviewed annually for vesting purposes and for the year ended December 31, 2008 were based on two measures: (1) our common stock price and (2) EBITDA. The compensation committee selected EBITDA as a performance measure based on the committee’s belief that it is a key indicator of our success. For the year ended December 31, 2008, each criterion represented one-half of the contingent performance-based awards subject to vesting. Vesting of awards under the 2008 Program also requires the named executive officer to maintain continuous employment with us over a four-year period. Mr. Whitman’s long-term incentive target amount under the 2008 Program was equal to 500% of his base salary. In connection with his departure, Mr. Whitman forfeited all unvested awards under the 2008 Program.

In order to satisfy the stock price component of the 2008 Program, our stock price needed to increase during the applicable measurement period by either: (1) 8%; or (2) at least the increase, if any, in the Standard & Poor’s 500 Index. Vesting could also occur if the Standard & Poor’s 500 Index declined and our stock price either (i) increased or (ii) decreased by an amount less than the decrease in such benchmark index. In order to satisfy the EBITDA performance criterion during the year ended December 31, 2008, we needed to achieve at least 75% of targeted EBITDA, as set forth in the board of directors’ approved internal profit plan, before any vesting of the award based on this component could occur. The sliding scale relationship between targeted EBITDA and the percentage of annual awards that vest based upon the achievement of this performance criterion is set forth in the table below. The 2008 Program also provides for a “look-back” feature whereby a failure to vest in any particular year can be made up based on EBITDA performance and the change in our stock price during the subsequent three-year period.

Percentage of Targeted EBITDA Achieved During Grant Year	Percentage of EBITDA-Based Performance Awards Eligible For Vesting
Less than 75.0%	0%
75.0% - 79.9%	25%
80.0% - 89.9%	50%
90.0% - 99.9%	75%
100.0% or Greater	100%

The compensation committee concluded that we did not meet the common stock price performance criterion during the year ended December 31, 2008. On February 24, 2009, it was determined that we achieved between 80% and 90% of our EBITDA profit plan for the year ended December 31, 2008, which corresponded to a vesting percentage of 50%. Therefore, in accordance with the terms of the 2008 Program, we awarded the long-term cash compensation amounts and vested restricted shares of our common stock as set forth in the table below.

	Long-Term Incentive Cash Compensation	Long-Term Incentive Restricted Stock Awards Vesting (number of shares)
Kelly E. Curry	$35,156	6,671
Robert E. Farnham	$14,583	2,767
Timothy R. Parry	$9,115	1,730

Under the terms of the 2008 Program, one-fourth of the time-vested restricted stock award vests on each of January 1 of 2009, 2010, 2011 and 2012. Accordingly, on January 1, 2009, the following number of shares vested with respect to our named executive officers: Mr. Curry - 26,684, Mr. Farnham - 11,069 and Mr. Parry - 6,918.

Long-Term Incentive Compensation Program – 2009. On February 17, 2009, the compensation committee modified its approach to long-term incentive compensation awards made under the 2008 Program, taking into account, among other things, the effects of the continued and increasingly difficult global economic downturn and the depressed market value of our common stock. Following a review of potential alternatives and peer group responses to the current economic downturn, which included Towers Perrin’s analysis, advice and recommendations, the compensation committee determined to make certain changes to the 2008 Program when implementing our long-term incentive compensation program for 2009, which we refer to as the 2009 Program.

The 2009 Program is effective beginning with the year ending December 31, 2009 and, in the same fashion as the 2008 Program, provides for long-term contingent compensation in the form of cash payments and equity awards. The compensation committee continued to focus on performance-based compensation by maintaining the same mix of long-term incentive awards under the 2009 Program as under the 2008 Program (one-third time-vested restricted stock; one-third performance-vested restricted stock; and one-third performance-vested cash). Consistent with the compensation provided to persons who previously served as president and chief executive officer, Mr. Newsome’s target amount was set at 500% of his base salary and the same target amounts as a percentage of base salary were maintained for the other named executive officers: Mr. Curry - 250%, Mr. Farnham - 175%, and Mr. Parry - 125%.

However, the compensation committee adjusted certain elements of the 2008 Program when implementing the 2009 Program. First, the performance criterion based on our stock price was removed in favor of a single performance criterion based on our achievement of an EBITDA profit plan target for 2009 as follows:

Percentage of Targeted EBITDA Achieved During Grant Year	Percentage of EBITDA-Based Performance Awards Eligible For Vesting
Less than 90.0%	0%
90.0% - 92.4%	50%
92.5% - 94.9%	60%
95.0% - 97.4%	75%
97.5% - 99.9%	90%
100.0% or Greater	100%

Second, the compensation committee based the number of shares awarded under the equity components of the 2009 Program (time-vested restricted stock and performance-vested restricted stock) on an assumed fixed, higher price per share ($4.00) instead of the fair market value of our common stock on February 17, 2009, the date of grant ($1.76). The effect of this decision, made in the face of our depressed common stock price, was a reduction in the value of the long-term contingent equity awards made to our named executive officers. The table below illustrates this reduction.

Restricted Stock Awards under the 2009 Program

	Percentage of Total Award That Is Equity-Based	Number of Shares Based on Grant Date Closing Price ($1.76)	Number of Shares Based on Fixed Price ($4.00)	Decrease In Award Value
Gary D. Newsome	67%	1,704,545	750,000	$1,680,000
Kelly E. Curry	67%	639,205	281,250	$630,000
Robert E. Farnham	67%	265,152	116,667	$261,334
Timothy R. Parry	67%	165,720	72,917	$163,333

Additionally, the compensation committee revised the look-back feature from the 2008 Program such that the look-back period is now limited to the year immediately following the year for which performance is being measured.

Perquisites and Other Personal Benefits

We provide our named executive officers with perquisites and other personal benefits that the compensation committee believes are reasonable and consistent with our overall compensation program to better enable us to attract and retain executive officers with superior experience and skills. The compensation committee periodically reviews the perquisites and other benefits that we provide.

In addition to participating in the programs and plans discussed in this proxy statement, we provide each named executive officer with either an automobile allowance or we lease a vehicle on behalf of the named executive officer. Our named executive officers also (1) participate in a comprehensive health insurance plan that provides for no deductibles or co-payments and (2) receive a monthly allowance for membership in a club. Named executive officer use of our corporate aircraft for personal reasons is not significant and must be approved by our chief executive officer in advance.

The previously mentioned perquisites are taxable to the individual named executive officer. We provide no tax gross-up payments or other compensation to our named executive officers to cover their personal federal or state income tax obligations, except in the case of relocation costs or upon a change in control under our Supplemental Executive Retirement Plan.

Retirement Benefits

Our named executive officers participate in the Health Management Associates, Inc. Supplemental Executive Retirement Plan, which is a deferred compensation plan that is not intended to be tax-qualified. The Supplemental Executive Retirement Plan was established to provide a retirement benefit to executive officers who provide a minimum number of years of service to us and, accordingly, it provides an incentive for long-term retention. Our Supplemental Executive Retirement Plan is described below under “Pension Benefits at December 31, 2008” on page 42. We generally believe that the benefits provided by the Supplemental Executive Retirement Plan for the current named executive officers are relatively modest in relation to similar retirement benefits provided by comparable companies, both in terms of the benefits payable upon retirement and the number of persons who participate in the plan. Upon his commencement of employment with us, the compensation committee established a contingent annual retirement benefit for Mr. Newsome of (i) $250,000 if he retires between age 55 and 62 or (ii) $400,000 if he retires at age 62 or older.

We also maintain the Health Management Associates, Inc. Retirement Savings Plan, which is a tax-qualified 401(k) plan that provides for both employer and employee contributions. Eligible participants, including our named executive officers, are able to contribute to the Retirement Savings Plan a percentage of their eligible compensation, subject to limits prescribed by the Internal Revenue Service. Historically, we matched one-third of the first 6% of an employee’s eligible deferred compensation. Effective January 1, 2009, we suspended substantially all matching contributions to the Retirement Savings Plan. Amounts contributed by plan participants are fully vested. Amounts contributed by us under the matching program vest 20% per year upon the participant’s completion of two years of credited service (100% vesting after six years of credited service).

COMPENSATION COMMITTEE REPORT1

The compensation committee, which is comprised entirely of independent directors, has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement in accordance with Item 402(b) of Regulation S-K, as promulgated by the Securities and Exchange Commission. Based on such review and discussion, the committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:

Robert A. Knox, Chairman
Kent P. Dauten
William C. Steere, Jr.

[1]

The material in this report is not “soliciting material,” is not deemed to be filed with the Securities and Exchange Commission, and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

2008 Summary Compensation Table

The table below presents information regarding the compensation of our current and former president and chief executive officer (our principal executive officer), our senior vice president and chief financial officer (our principal financial officer) and certain other highly compensated executive officers for services rendered to us in all capacities during the years ended December 31, 2008, 2007 and 2006.

Name and Principal Position	Year	Salary (1)	Bonus		Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (6)	All Other Compensation (7)	Total
Gary D. Newsome President and Chief Executive Officer (principal executive officer) (8)	2008	$265,962	$500,000	(2)	$594,032	$58,268	$—	$—	$43,101	$1,461,363

Burke W. Whitman Former President and Chief Executive Officer (9)	2008	566,667	—		69,444	42,048	—	—	306,929	985,088
	2007	716,667	350,000		341,424	503,198	—	75,676	47,875	2,034,840
	2006	600,000	600,000		96,478	431,509	—	—	20,363	1,748,350

Robert E. Farnham Senior Vice President and Chief Financial Officer (principal financial officer)	2008	400,000	—		275,645	48,189	249,583	—	29,896	1,003,313
	2007	400,000	120,000		326,309	151,232	—	48,633	29,803	1,075,977
	2006	330,000	165,000		278,299	220,538	—	45,784	31,745	1,071,366

Kelly E. Curry Executive Vice President and Chief Administrative Officer (10)	2008	675,000	—		479,212	—	431,719	—	91,020	1,676,951
	2007	337,500	193,125		114,087	—	—	—	415,103	1,059,815

Timothy R. Parry Senior Vice President, General Counsel and Corporate Secretary	2008	350,000	—		230,779	38,551	214,740	—	33,266	867,336
	2007	350,000	122,500		283,758	125,925	—	48,633	25,891	956,707

(1)	The amounts presented include cash compensation earned and paid and cash compensation deferred at the election of the named executive officer under our 401(k) plan, the Health Management Associates, Inc. Retirement Savings Plan.
(2)	This amount is a $500,000 sign-on bonus paid to Mr. Newsome upon his commencement of employment with us.
(3)	These amounts do not reflect the actual value realized by the recipient. The dollar values of restricted stock and contingent stock awards presented in this column are equal to the corresponding compensation cost determined in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, referred to in this proxy statement as SFAS No. 123R, except no estimates for forfeitures have been assumed. SFAS No. 123R requires that the fair value of all share-based payments to employees be measured on their grant date and either recognized as expense in the income statement over the requisite service period or, if appropriate, capitalized and amortized. A discussion of the assumptions used to calculate compensation cost is set forth in Note 8 (Stock-Based Compensation) to the Consolidated Financial Statements in our annual reports on Form 10-K for the years ended December 31, 2008, 2007 and 2006.

Restricted stock and contingent stock awards were made under our Amended and Restated 1996 Executive Incentive Compensation Plan, or the EICP. Information regarding awards of stock-based compensation granted to our named executive officers during 2008 is shown in the 2008 Grants of Plan-Based Awards table on page 38. Such table also presents the aggregate grant date fair value of awards of stock-based compensation granted during 2008 as determined in accordance with SFAS No. 123R.

Forfeitures of restricted stock awards during the year ended December 31, 2008, excluding escrowed dividends and interest, were as follows: Mr. Whitman - 556,009 shares, Mr. Farnham - 26,667 shares and Mr. Parry - 20,000 shares.

(4)	These amounts do not reflect the actual value realized by the recipient. The dollar values of stock options presented in this column are equal to the corresponding compensation cost determined in accordance with SFAS No. 123R, except no estimates for forfeitures have been assumed. A discussion of the assumptions used to calculate compensation cost is set forth in Note 8 (Stock-Based Compensation) to the Consolidated Financial Statements in our annual reports on Form 10-K for the years ended December 31, 2008, 2007 and 2006. Stock option awards were made under the EICP.

Mr. Whitman forfeited stock options to purchase 603,951 shares of our common stock at $10.69 per share when he terminated his employment with us during 2008.

(5)	For an explanation of the annual and long-term contingent cash programs, refer to the descriptions under the subheadings “Annual Contingent Cash Compensation” and “Long-Term Incentive Compensation Program – 2008” on pages 29 and 30, respectively. Prior to 2008, discretionary cash awards were granted to our named executive officers and were disclosed in the Bonus column for the respective year.
(6)	The amounts presented reflect the changes in actuarial present values under our Supplemental Executive Retirement Plan, referred to in this proxy statement as the Supplemental Plan. For Mr. Newsome, Mr. Curry and Mr. Whitman, the years ended December 31, 2008, 2007 and 2006, respectively, were their initial participation in the Supplemental Plan and, accordingly, no amounts were included in the above table. The 2008 reductions in the pension values for Mr. Whitman, Mr. Farnham, Mr. Curry and Mr. Parry were $1,343,208, $50,091, $62,096 and $50,091, respectively. The reduction for Mr. Whitman was attributable to his termination of employment and the other reductions related to an increase in our discount rate from 5.75% to 6.50% during 2008. See “Pension Benefits at December 31, 2008” on page 42 for more information regarding the Supplemental Plan.
(7)	The amounts presented in this column reflect amounts paid by us to or on behalf of each named executive officer as an automobile allowance (or a leased vehicle on behalf of the named executive officer), the amount attributable to each named executive officer’s personal use of our corporate aircraft, health and life insurance payments on behalf of each named executive officer and his beneficiaries, company 401(k) matching contributions, club membership allowances and personal tax services paid by us. When corporate aircraft is used by a named executive officer for personal reasons, the personal usage included in the table below is based on the aggregate incremental per mile cost to us, determined using the flight mileage flown from origination to destination. The types and costs of the perquisites and other personal benefits provided to our named executive officers during the year ended December 31, 2008 have been summarized in the table below.

	Gary D. Newsome	Burke W. Whitman	Robert E. Farnham	Kelly E. Curry	Timothy R. Parry
Automobile	$1,547	$8,500	$14,335	$12,000	$15,835

Personal Use of Aircraft	23,911	57,617	—	63,530	—

Health Insurance	108	754	3,914	6,961	10,205

Life Insurance	656	—	2,622	2,622	2,622

401(k) Matching Contributions	—	4,600	4,500	667	1,604

Club Membership Allowances	875	2,125	3,000	3,000	3,000

Tax Services	—	—	1,525	2,240	—

In addition to the items in the above table, Mr. Newsome received $11,463 for reimbursed relocation costs and a related tax gross-up payment of $4,541 during 2008.

(8)	Effective September 13, 2008, Mr. Newsome became our president and chief executive officer. As part of Mr. Newsome’s initial compensation package, the compensation committee approved a sign-on bonus consisting of (i) $500,000 in cash and (ii) a stock option to purchase 500,000 shares of our common stock at $4.75 per share (the closing market price on September 15, 2008) that vests one-fourth on each anniversary date over four years of continuous employment with us. Additionally, the compensation committee granted a deferred stock award to Mr. Newsome consisting of 500,000 shares of our common stock that fully vested on January 2, 2009. The value of the shares covered by this stock award is subject to recovery by us if Mr. Newsome is terminated for cause on or before December 31, 2009. Mr. Newsome’s target awards under the annual contingent cash compensation program and the long-term incentive compensation program are 125% and 500%, respectively, of his base salary and will be pro rated for partial years of employment. Mr. Newsome will receive a guaranteed bonus of $1.0 million if he continues to be employed by us as our president and chief executive officer on December 31, 2009. In light of this bonus arrangement, Mr. Newsome’s participation in the annual contingent cash compensation program will commence after December 31, 2009.
(9)	Effective September 12, 2008, Mr. Whitman resigned as an officer, director and employee of the company. In connection with his resignation, he received an amount equal to approximately six months of his annual base salary, payable in six monthly installments. Severance pay of $233,333 that he received during 2008 is included in the “All Other Compensation” column in the 2008 Summary Compensation Table. Mr. Whitman served as our president and chief executive officer from June 1, 2007 to September 12, 2008. Additionally, he served as our president and chief operating officer from January 1, 2006 to May 31, 2007.
(10)	Mr. Curry became our executive vice president and chief administrative officer on September 13, 2008. From July 1, 2007 until September 12, 2008, he served as our executive vice president and chief operating officer. Since commencing his employment with us, Mr. Curry has received an annual base salary of $675,000. In the event that Mr. Curry terminates employment with us prior to becoming eligible under the Medicare program, we will offer him and his spouse health insurance coverage until he or she qualifies under such federal program provided, however, they will each be responsible for payment of premiums to us for the insurance as provided under the Consolidated Omnibus Budget Reconciliation Act, commonly known as COBRA.

2008 Grants of Plan-Based Awards

The table below presents information regarding grants of restricted stock awards, stock options, annual contingent stock awards and deferred stock awards to our named executive officers during the year ended December 31, 2008. There can be no assurances that the Grant Date Fair Values of awards described below will ever be realized by the named executive officers.

			Estimated Future Payouts Under Non-Equity Incentive Plan			Estimated Future Payouts Under Equity Incentive Plan			All Other Stock Awards: Number of		All Other Option Awards: Number of	Exercise or Base Price of	Grant Date Fair Value of Stock and
	Award Type	Grant Date	Awards			Awards			Shares		Securities	Option	Option
Name			Threshold ($)	Target ($) (1)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	of Stock or Units		Underlying Options (#)	Awards ($/Sh)	Awards ($) (2)
Gary D. Newsome	Stock Option	9/13/08									500,000	$4.75	$795,600
	Deferred Stock	12/2/08							500,000	(3)			635,000

Burke W. Whitman	Contingent Stock	2/19/08							61,837	(4)			350,000
	Annual Contingent Cash	5/20/08	$500,000	$1,000,000	$1,500,000
	Long-Term Contingent Cash	3/11/08	333,333	1,333,333	1,333,333
	Restricted Stock – Time Vested	3/11/08							253,004				1,333,333
	Restricted Stock – Performance	3/11/08				31,626	253,005	253,005					1,333,333

Robert E. Farnham	Contingent Stock	2/19/08							21,201	(4)			120,000
	Annual Contingent Cash	5/20/08	200,000	400,000	600,000
	Long-Term Contingent Cash	3/11/08	58,333	233,333	233,333
	Restricted Stock – Time Vested	3/11/08							44,276				233,333
	Restricted Stock – Performance	3/11/08				5,535	44,276	44,276					233,333

Kelly E. Curry	Contingent Stock	2/19/08							20,870	(4)			118,125
	Annual Contingent Cash	5/20/08	337,500	675,000	1,012,500
	Long-Term Contingent Cash	3/11/08	140,625	562,500	562,500
	Restricted Stock – Time Vested	3/11/08							106,736				562,500
	Restricted Stock – Performance	3/11/08				13,342	106,736	106,736					562,500

Timothy R. Parry	Contingent Stock	2/19/08							21,643	(4)			122,500
	Annual Contingent Cash	5/20/08	175,000	350,000	525,000
	Long-Term Contingent Cash	3/11/08	36,458	145,833	145,833
	Restricted Stock – Time Vested	3/11/08							27,673				145,833
	Restricted Stock – Performance	3/11/08				3,459	27,672	27,672					145,833

(1)	The amounts shown in this column reflect the contingent cash compensation amounts that potentially could have been earned during 2008 based upon the achievement of the company’s profit plan under the short-term and long-term incentive compensation programs of the EICP. The amounts of actual cash awards earned during 2008 by our named executive officers under the EICP have been determined and were paid in February 2009. The amounts paid were included in the “Non-Equity Incentive Plan Compensation” column of the 2008 Summary Compensation Table on page 35. For more information regarding annual contingent cash compensation under the incentive compensation program of the EICP, see “Annual Contingent Cash Compensation” in CD&A on page 29.
(2)	The dollar values of the restricted stock awards, stock options, annual contingent stock awards and deferred stock awards disclosed in this column are equal to the aggregate grant date fair value computed in accordance with SFAS No. 123R, except no estimates for forfeitures were assumed. In contrast to the presentation in the 2008 Summary Compensation Table on page 35, such awards are presented here without apportionment over the requisite service or vesting period. A discussion of the assumptions used to calculate the grant date fair values are set forth in Note 8 (Stock-Based Compensation) to the Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2008.
(3)	Mr. Newsome was granted a deferred stock award consisting of 500,000 shares of our common stock. Deferred stock is a right to receive shares of common stock upon the fulfillment of specified conditions. On January 2, 2009, Mr. Newsome met the continuous employment condition specified in the deferred stock award and became fully vested in all of the underlying shares. Therefore, 500,000 shares of our common stock were issued by us to him. The value of those shares is subject to recovery by us if Mr. Newsome is terminated for cause on or before December 31, 2009.

(4)	These share amounts reflect annual contingent stock awards granted under the EICP. The market value of the shares credited to a named executive officer’s contingent stock award account on the grant date equaled 100% of the executive’s annual contingent cash compensation for the year ended December 31, 2007. Vesting of the shares underlying a contingent stock award requires continuous service of the named executive officer with us for a four-year period, beginning on the grant date, or until normal retirement age. No shares are issued or reserved for the named executive officer’s account at the time of grant, but are instead issued on the fourth anniversary of the grant award date, provided the executive is still an employee. As noted under “Long-Term Contingent Cash and Other Equity Compensation” on page 29, the annual contingent stock award program was discontinued by the compensation committee on March 11, 2008.

Annual Base Salaries and Annual Contingent Cash Compensation as a Percent of Total Compensation

The table below presents the annual base salaries, consulting fees, severance pay and cash awards paid to each of our named executive officers as a percent of each executive’s total compensation during the years ended December 31, 2008 and 2007.

	2008	2007
Gary D. Newsome (1)	52.4%	—%
Burke W. Whitman (2)	81.2	52.4
Robert E. Farnham	64.7	48.3
Kelly E. Curry (3)	66.0	88.3
Timothy R. Parry	65.1	49.4

(1)	Mr. Newsome commenced employment with us on September 13, 2008.
(2)	Mr. Whitman terminated employment with us on September 12, 2008.
(3)	Mr. Curry commenced employment with us on July 1, 2007.

Other Material Information

The material terms of our named executive officers’ annual compensation, including annual base salary, annual contingent cash compensation, long-term cash compensation, long-term equity compensation, perquisites and other personal benefits and retirement benefits are described in CD&A beginning on page 21. We encourage you to read the above tables and their footnotes in conjunction with such information.

We do not maintain employment agreements with any of our named executive officers. As discussed in greater detail in CD&A, annual contingent cash compensation awards were granted under the EICP, with the amount of the award based on the achievement of an annual financial target. Annual contingent cash compensation awards are fully vested when earned. Long-term contingent compensation awards are granted under our EICP as one-third in time-vested restricted stock; one-third in performance-vested restricted stock; and one-third in performance-vested cash. One-fourth of the time-vested restricted stock component of the 2008 Program vests on each of January 1 2009, 2010, 2011 and 2012. Additionally, each of the performance-based restricted stock and cash components of the 2008 Program vests based upon our achievement of two criteria: (i) the change in our stock price; and (ii) our achievement of an EBITDA target. Fifty percent of the vested amount is determined based on each such performance criteria, subject to a three-year look-back after the initial measurement period. The 2008 Program also requires continuous employment with us over a four-year period for vesting of these performance-based awards. As discussed in CD&A on page 31, for the 2008 performance period the performance criterion with respect to the change in our stock price was not met; however, we achieved a vesting percentage of 50% in respect of the EBITDA performance criterion during the performance period. Based on the look-back feature of the 2008 Program, the unvested portion of the performance-vested restricted stock and performance-vested cash components may vest in the subsequent three-year period based on cumulative EBITDA performance and the cumulative change in our stock price.

Mr. Newsome’s stock option and deferred stock awards were granted under our EICP. As discussed in greater detail in CD&A, one-fourth of the stock option award vests on each grant anniversary date over four years and the deferred stock award vested on January 2, 2009 because Mr. Newsome met the continuous employment requirement.

Outstanding Equity Awards at December 31, 2008

The table below presents information regarding the number of unexercised stock options, the number of shares and value of unvested contingent stock awards and deferred stock awards, and the number and value of unvested restricted stock awards at December 31, 2008.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Gary D. Newsome		500,000	(1)	$4.75	9/12/2018
						500,000	(2)	$895,000

Burke W. Whitman	—	—		—	—	—		—	—		—

Robert E. Farnham	30,198	—		$6.02	5/26/2010
	201,317	—		8.25	5/15/2011
	60,395	—		9.91	5/21/2012
	60,395	—		9.22	5/20/2013
	100,659	—		11.31	5/18/2014
						13,049	(3)	$23,358
						20,039	(4)	35,870
						21,201	(5)	37,950
						44,276	(7)	79,254
									44,276	(8)	$79,254

Kelly E. Curry						80,000	(6)	$143,200
						20,870	(5)	37,357
						106,736	(7)	191,057
									106,736	(8)	$191,057

Timothy R. Parry	172,126	—		$8.25	5/15/2011
	60,395	—		9.91	5/21/2012
	60,395	—		9.22	5/20/2013
	80,527	—		11.31	5/18/2014
						12,180	(3)	$21,802
						18,825	(4)	33,697
						21,643	(5)	38,741
						27,673	(7)	49,535
									27,672	(8)	$49,533

(1)	Assuming continuous service as an employee with us, this stock option vests in equal installments on September 13, 2009, September 13, 2010, September 13, 2011 and September 13, 2012.
(2)	This deferred stock award vested on January 2, 2009.
(3)	Assuming continuous service as an employee with us, this contingent stock award will vest on December 7, 2009.
(4)	Assuming continuous service as an employee with us, this contingent stock award will vest on February 20, 2011.
(5)	Assuming continuous service as an employee with us, this contingent stock award will vest on February 19, 2012.

(6)	Assuming continuous service as an employee with us, this deferred stock award will vest in equal installments on July 1, 2009, July 1, 2010, July 1, 2011 and July 1, 2012.
(7)	One-fourth of this restricted stock award vested on January 1, 2009. Assuming continuous service as an employee with us, the remainder of this restricted stock award will vest in equal installments on January 1, 2010, January 1, 2011 and January 1, 2012.
(8)	These contingent restricted stock awards vest over a four-year period, with 50% of the amount vesting based on our achievement of an EBITDA target and the remaining 50% based on a measure of our stock performance. Such contingent stock awards are subject to a three-year look-back feature, as described under “Long-Term Incentive Compensation Program – 2008” on page 30. The 2008 Program also requires continuous employment with us over a four-year period for vesting of these performance-based awards.

Option Exercises and Stock Vested in 2008

The table below presents information regarding the number and realized value of stock awards that vested during 2008 for each of our named executive officers. Our named executive officers did not exercise any stock options during 2008.

Name	Stock Awards
	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
Gary D. Newsome	—	$—

Burke W. Whitman	—	—

Robert E. Farnham	24,989	47,729

Kelly E. Curry	20,000	127,800

Timothy R. Parry	23,236	44,381

(1)	Amounts in this column exclude restricted shares that vested during February 2009 related to 2008 performance. Those vested shares were as follows: Mr. Farnham - 2,767 shares, Mr. Curry - 6,671 shares and Mr. Parry - 1,730 shares. Amounts in this column also exclude service-vested restricted shares that vested during January 2009. Those vested shares were as follows: Mr. Farnham - 11,069 shares, Mr. Curry - 26,684 shares and Mr. Parry - 6,918 shares.
(2)	The value realized on the vesting of stock awards is based on the closing price of our common stock on the vesting date multiplied by the number of shares acquired.

Pension Benefits at December 31, 2008

The table below presents information as of December 31, 2008 regarding retirement benefits and payments made to each of our named executive officers.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Gary D. Newsome	Supplemental Executive Retirement Plan	—	$2,205,204	$—

Burke W. Whitman (1)	Supplemental Executive Retirement Plan	—	—	—

Robert E. Farnham	Supplemental Executive Retirement Plan	23	811,183	—

Kelly E. Curry (2)	Supplemental Executive Retirement Plan	14	1,005,599	—

Timothy R. Parry	Supplemental Executive Retirement Plan	13	811,183	—

(1)	Mr. Whitman resigned as an officer, director and employee of our company on September 12, 2008.
(2)	Mr. Curry was credited with prior employment service when he rejoined us on July 1, 2007. He previously was employed by us from 1982 to 1994 and served as our chief financial officer from 1987 to 1994.

The Supplemental Plan is a deferred compensation plan for key executive officers and is not intended to be tax-qualified. The Supplemental Plan was established to provide a retirement benefit to senior executives who provide a minimum number of years of service to our company. Historically, the retirement benefit each participant is eligible to receive under the Supplemental Plan is determined by the compensation committee in consultation with the chairman of the board and is based upon the titles and responsibilities of the participant. The level of benefits payable under the Supplemental Plan may be changed periodically by the compensation committee to reflect a change in an executive’s title, responsibilities and accomplishments. The annual payment to each of our named executive officers, upon each named executive officer reaching age 62 and assuming he qualifies for payments under the Supplemental Plan at such time, is estimated to be as follows: Mr. Newsome - $400,000; Mr. Farnham - $121,000; Mr. Curry - $150,000; and Mr. Parry - $121,000. Furthermore, Mr. Newsome is entitled to an annual payment of $250,000 if he retires between age 55 and 62.

Under the Supplemental Plan, except as set forth below, a participant qualifies for benefits upon the later of (1) the date the participant reaches age 62; or (2) five years after commencing participation in the plan. In addition, a participant must not compete with us while participating in the Supplemental Plan. Assuming he satisfies the other Supplemental Plan requirements, Mr. Newsome can avail himself of an early retirement benefit between age 55 and 62 as described above. The retirement benefit that each of the above participants receives will be paid monthly for the longer of ten years or the participant’s life. In the event that one of the above participants dies after qualifying for retirement benefits under the Supplemental Plan but before all retirement benefits are paid, the remaining benefits payable will be paid to the participant’s designated beneficiary or legal representative. With respect to participants who have met the above qualifications, a “rabbi trust” can also be established to hold our contributions.

Generally, no benefit is paid under the Supplemental Plan if employment is terminated before a participant reaches normal or early retirement age, regardless of the reason. However, benefits are payable if a participant’s employment is terminated following a change of ownership of the company as described under “Potential Payments Upon Termination or Change in Control” below.

In addition, no retirement benefit payments will be payable to a named executive officer or his beneficiary under the Supplemental Plan if the named executive officer engages in “competitive activities” without the prior written consent of our board of directors. Competitive activities under the Supplemental Plan include (1) directly or indirectly engaging in a business similar to the business of the company and/or (2) owning, managing, operating, controlling, being employed by or having a financial interest in, or being connected in any manner with, the ownership, management, operation, or conduct of any such similar business. Mere ownership (directly, indirectly or beneficially) of the stock of a publicly traded corporation representing less than five percent of such corporation’s outstanding stock is not considered a competitive activity under the Supplemental Plan.

We used actuarially-based techniques and methodologies to develop a model designed to determine the present values of the accumulated benefits presented in the above table. The model we developed used discount rates of 6.50% and 5.75% at December 31, 2008 and 2007, respectively, and the RP 2000 Employee No Collar Male Mortality Table projected to 2005 at both such dates.

Potential Payments Upon Termination or Change in Control

General. We do not maintain employment agreements with any of our named executive officers and do not have a formal severance policy that provides for payments or benefits to a named executive officer in the event of a termination of employment, other than with respect to a change of ownership, as described below. Our compensation committee has the discretion to determine the amount, if any, of severance payments and benefits that will be offered to a named executive officer in the event of a termination of employment.

The following plans provide for payments to each of our named executive officers in the event of a change of ownership or a change in control of the company.

Supplemental Plan. Our named executive officers are eligible to receive payments under the Supplemental Plan, if certain criteria are met upon eligible retirement, as described under “Pension Benefits at December 31, 2008” on page 42, or if their employment is terminated following a change in ownership of the company.

A change of ownership of the company is generally defined under the Supplemental Plan as (1) the acquisition, whether directly, indirectly, beneficially or of record, by any person or entity (including any group of associated persons acting in concert), of our common stock which results, after such acquisition, in such person or entity owning 25% or more of our common stock, or (2) a change in the ownership of more than 33% of the fair market value of our assets, excluding the value of any liabilities underlying such assets. A change in ownership is generally not deemed to occur if such acquisition is by us or any employee benefit plan of ours within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended.

Upon a change of ownership, a rabbi trust must be established for each participant who has not begun to receive benefit payments under the Supplemental Plan and who has not reached age 62. Such rabbi trust is required to be funded with the actuarial equivalent of a participant’s retirement benefit under the Supplemental Plan, which benefit is required to be paid to the participant from the trust in a lump sum as soon as practicable after the termination of the participant’s employment for any reason. If a change of ownership occurs after a participant has already begun to receive benefit payments under the Supplemental Plan, the actuarial equivalent of the remaining benefits must be paid directly to the participant in a lump sum. Additional rules apply if the change of ownership constitutes a “change in ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” within the meaning of the Treasury Regulations under Section 409A of the Internal Revenue Code of 1986, as amended. Any benefits payable to a “Specified Employee” will be paid after a six-month holding period.

In the event of a change in ownership, we must also compensate each participant in the Supplemental Plan, on an after tax basis, for (1) Medicare and FICA taxes, (2) the increase in the effective rate of federal and state income taxes resulting from such lump sum payment and (3) any excise taxes resulting from the lump sum actuarial payment, such amounts being referred to below as the “tax gross up amount.” For participants in the Supplemental Plan who have reached age 62, we are required to make such tax gross up payments directly to the participant. For participants who have not yet reached age 62, we are required to make an additional deposit to the rabbi trust described above in an amount equal to the amount of the tax gross up amount payment, based on the tax rates in effect for the participant on the date of such deposit. At the time a participant in the Supplemental Plan receives a distribution from the rabbi trust, if the amount held in the trust for such participant is insufficient to make the actual tax payments designed to be covered by the tax gross up amount, we are required to make up the difference. Similarly, any funds held in the rabbi trust in excess of the amounts necessary to make the required tax gross up amount payments to a participant will be returned to us.

EICP. If a change of control occurs, the following will apply to awards made under the EICP, which is discussed under “Contingent Compensation” on page 28:

•

All stock options that were not previously exercisable and vested shall become fully exercisable and vested as of the time of the change of control and shall remain exercisable for the balance of their stated terms without regard to any termination of employment.

•

Stock option holders shall be entitled to elect, during the 60 day period immediately following a change of control, in lieu of acquiring the shares of stock underlying such options, to receive in cash the excess of the change in control price (such price being the higher of (1) the amount of cash and fair market value of property that is the highest price per share paid in any transaction triggering the change of control, or (2) the highest fair market value per share at any time during the 60 day period preceding and following the change of control) over the exercise price of the option, multiplied by the number of shares of common stock subject to the option.

•

All restrictions, deferral of settlement and forfeiture conditions applicable to any restricted stock awards and contingent stock awards shall lapse and such awards shall be deemed fully vested as of the time of the change of control.

•	All performance goals and conditions will be deemed to be met if and to the extent provided by the compensation committee in the award agreement relating to such award.

A change of control is deemed to occur under the EICP upon:

•	The acquisition by any person or entity of beneficial ownership of 25% or more of our outstanding common stock;

•

The approval by our stockholders (and, if applicable, the consent of governmental agencies) of a reorganization, merger, consolidation, complete liquidation or dissolution of the company or sale of all or substantially all of the company’s assets, other than a transaction with a person who is a recipient of an award under the plan or an entity controlled by such person; or

•

In general, a change in the composition of our board of directors such that the individuals who made up the board of directors prior to the change of control transaction cease for any reason to be a majority of the board of directors.

A change of control will not be deemed to occur under the EICP upon (1) consummation of a transaction with any entity that immediately prior to the transaction was a subsidiary of ours or an employee benefit plan of ours, if immediately following the transaction the surviving entity is controlled by such employee benefit plan and/or the persons who controlled the company immediately prior to such transaction, as the case may be, and (2) consummation of any transaction pursuant to which more than 50% of the company’s shares of common stock remain owned by substantially the same persons and in substantially the same proportions as existed prior to the transaction.

Change of Control Payments. Our named executive officers would have been entitled to receive the amounts described in the table below if an event constituting a change of ownership under the Supplemental Plan and a change of control under the EICP occurred on December 31, 2008 and such event resulted in the termination of their employment.

Named Executive Officer	EICP - Accelerated Vesting of Equity Value		Supplemental Plan		Totals
	Contingent Stock (1)	Restricted Stock (1)	Actuarial Retirement Benefits (2)	Tax Gross- Up Payments (3)
Gary D. Newsome	$895,000	$—	$4,619,360	$105,398	$5,619,758

Burke W. Whitman	—	—	—	—	—

Robert E. Farnham	97,178	158,508	1,524,643	34,787	1,815,116

Kelly E. Curry	180,557	382,114	1,890,054	43,125	2,495,850

Timothy R. Parry	94,240	99,068	1,524,643	34,787	1,752,738

(1)	Calculated by multiplying the closing price of our common stock on December 31, 2008 by the applicable number of unvested shares subject to the award. In the event a change in ownership occurs, restricted stock dividends and interest that are held in escrow automatically vest and become payable to our named executive officers; however, there were no such amounts held in escrow at December 31, 2008.
(2)	The actuarial retirement benefit was calculated using a 2.72% discount rate, which represented the annual rate of interest on ten year U.S. Treasury securities on December 1, 2008, as required by the Supplemental Plan upon a change of ownership. The other actuarial assumptions used to derive the pension benefits described under “Pension Benefits at December 31, 2008” on page 42 remained the same.
(3)	For purposes of the change in control schedule, we assumed that each of our named executive officers is already in the highest federal income tax bracket (i.e., 35%) and has paid the maximum annual FICA tax required for the year ended December 31, 2008. We further assumed that no state income taxes would result from the change in control payments attributable to the Supplemental Plan, primarily because state income taxes are generally not assessed on individuals domiciled in Florida. Lastly, no excise taxes were projected for lump sum payments.
(4)	Mr. Whitman resigned as an officer, director and employee of our company on September 12, 2008.

Director Compensation Programs

Attracting and retaining highly qualified directors is fundamental to our ability to continue to improve the quality of the health care services delivered by our health care facilities and our ability to increase stockholder value. The compensation paid to our independent directors for service on the board of directors and board committees is determined by the compensation committee. Generally, the compensation committee sets director compensation at a level that is intended to provide an incentive for current directors to continue in their roles and for new directors to join our board. Our director compensation program consists of both cash and equity components. We also reimburse our directors for reasonable expenses incurred in connection with their attendance at board and committee meetings.

Only our independent directors receive the compensation described below under “Cash Compensation” and “Stock Compensation.” During 2008, Mr. Whitman, our former president and chief executive officer, and Mr. Newsome, our current president and chief executive officer, were not considered to be independent under applicable New York Stock Exchange and Securities and Exchange Commission rules. See footnote 1 to the 2008 Director Summary Compensation Table on page 47 for compensation received by Mr. Schoen, our non-executive chairman of the board.

Cash Compensation

Each of our independent directors is paid $10,000 per quarter for his or her service as a director. The chairman of each of our audit committee, compensation committee, and corporate governance and nominating committee also receives an additional $5,000 annually.

In addition, each independent director receives $5,000 for each board meeting attended and each respective committee member receives the following fees: $5,000 for each executive committee meeting attended; $3,000 for each audit committee meeting attended; $1,500 for each corporate governance and nominating committee meeting attended; and $1,500 for each compensation committee meeting attended.

Stock Compensation

2006 Outside Director Restricted Stock Award Plan. Each of our independent directors receives an automatic annual restricted stock award of 12,000 shares under our 2006 Outside Director Restricted Stock Award Plan, referred to in this proxy statement as the 2006 Plan, effective as of January 1 of each year. The shares of common stock underlying the restricted stock awards granted under the 2006 Plan and any escrowed dividends and interest thereon vest in equal installments over four years (assuming continuous service on the board). In the event of the death of a plan participant prior to the complete vesting of an award, the unvested portion of an award vests in accordance with its terms, only with respect to that portion of an award that would otherwise vest at the conclusion of the grant year in which the death of a plan participant occurs. In the event a plan participant is no longer an outside director, only the unvested portion of an award that would otherwise vest at the conclusion of the grant year in which the participant ceases to be an outside director will vest. All other portions of an award, as of the date of the plan participant’s death or the date upon which the plan participant is no longer an outside director, will be forfeited.

Prior to the vesting of any shares of common stock represented by restricted stock awards under the 2006 Plan, a plan participant will have all of the other rights of a stockholder with respect to such shares, including the right to receive dividends and the right to vote such shares at any stockholders’ meeting. Any dividends paid by us with respect to the common stock represented by unvested restricted stock awards are held by us in a special segregated interest-bearing escrow account. If shares of restricted stock are forfeited by a plan participant, such dividends and related interest will be forfeited as well and will be transferred to our general operating account. If the applicable service conditions are met, such dividends and related interest will be paid directly to the plan participant.

If our board of directors so determines, in its discretion, we may make a cash payment to a plan participant in connection with (1) the grant of restricted stock awards pursuant to the 2006 Plan, (2) the vesting or lapsing of restrictions applicable to a restricted stock award under the 2006 Plan or (3) the payment by a plan participant of any taxes related thereto. No such payments were made by us during 2008.

Stock Ownership Objectives

On May 23, 2006, the corporate governance and nominating committee established ownership objectives for our independent directors as listed below.

Ownership Objective	Common stock or equivalents with an aggregate value equal to at least five times the annual cash retainer payable to such independent director.

Target Dates	Within a five-year period of joining the board of directors, and by May 23, 2011 for those independent directors serving on the board on May 23, 2006.

The corporate governance and nominating committee monitors the progress made by our independent directors in achieving their stock ownership objectives.

2008 Director Summary Compensation Table

The table below presents information regarding the compensation of our directors during the year ended December 31, 2008.

Name	Fees Earned or Paid in Cash	Stock Awards (3) (5) (6)	Option Awards (4) (5)	All Other Compensation		Total
Kent P. Dauten	$111,000	$55,884	$14,886	$—		$181,770

Donald E. Kiernan	102,000	55,884	14,886	—		172,770

Robert A. Knox	90,000	55,884	14,886	—		160,770

William E. Mayberry, M.D.	86,000	55,884	14,886	—		156,770

Gary D. Newsome (2)	—	—	—	—		—

Vicki A. O’Meara	76,000	55,884	—	—		131,884

William J. Schoen (1)	—	—	—	1,497,825	(1)	1,497,825

William C. Steere, Jr.	67,500	55,884	14,886	—		138,270

Randolph W. Westerfield, Ph.D.	91,000	55,884	14,886	—		161,770

Burke W. Whitman (2)	—	—	—	—		—

(1)

We had an arrangement with Mr. Schoen pursuant to which he served as our non-executive chairman of the board for a one-year term from January 1, 2008 to December 31, 2008. Mr. Schoen’s duties and responsibilities included, among other things, scheduling board meetings, preparing agendas, and reviewing our business plans, budgets, business strategies, financial statements and other financial information. Mr. Schoen also periodically reviewed our commercial and investment banking relationships and any contemplated capital markets transactions.

Mr. Schoen was entitled to receive $300,000 from us annually for his services in such capacity, which is included in the “All Other Compensation” column in the 2008 Director Summary Compensation Table. In response to general economic and industry conditions, on December 4, 2008, Mr. Schoen notified the company that he will voluntarily forego all cash compensation that would otherwise be paid to him through December 31, 2009 in conjunction with his service to us as our non-executive chairman of the board, chairman of the executive committee and a member of the corporate governance and nominating committee.

Although Mr. Schoen is not an employee of the company or any of its subsidiaries, he is entitled to the use of our corporate aircraft for personal and business related travel. The aggregate amount of Mr. Schoen’s personal use of our corporate aircraft during 2008 was $164,256, calculated using the same methodology as described in footnote 7 to the 2008 Summary Compensation Table on page 36. Mr. Schoen and his spouse are also entitled to either lifetime health care coverage in accordance with the terms of our health plans applicable to executive officers or Medicare supplement insurance that provides benefits equivalent to those available under our health plans. As our chairman of the board, Mr. Schoen receives the same perquisites as we provide to our named executive officers. In addition to personal use of our corporate aircraft, during 2008 Mr. Schoen’s perquisites included $19,985 for automobile lease expenses, health insurance payments of $3,984 and a club membership allowance of $9,600.

Mr. Schoen is also presently receiving a $1,000,000 annual payment under the Supplemental Plan, which he is entitled to receive during his lifetime. In the event Mr. Schoen’s spouse survives him, she will continue to receive the same annual retirement amount for her life, but in no event for more than ten years after his death. At December 31, 2008, the present value of the remaining benefit payable (using the actuarial assumptions described on page 43) was $10,370,580. For more information regarding the Supplemental Plan, see “Pension Benefits at December 31, 2008” on page 42.

(2)	Mr. Newsome and Mr. Whitman are not independent directors under applicable New York Stock Exchange and Securities and Exchange Commission rules and, therefore, they did not receive the compensation described under “Cash Compensation” or “Stock Compensation” on page 46. All compensation paid to Mr. Newsome and Mr. Whitman is presented in the 2008 Summary Compensation Table on page 35. Mr. Whitman resigned as an officer, director and employee of our company on September 12, 2008.
(3)	These amounts do not reflect the actual value realized by the recipient. Each independent director was granted 12,000 shares of restricted stock during 2008 under the 2006 Plan. The grant date fair value for each such award, computed in accordance with SFAS No. 123R, was $71,760. The dollar values of the restricted stock awards shown in this column were calculated in accordance with SFAS No. 123R on the same basis as disclosed in footnote 3 to the 2008 Summary Compensation Table on page 35.
(4)	These amounts do not reflect the actual value realized by the recipient. The dollar values of stock option awards that were granted under the Stock Option Plan for Outside Directors are presented in this column and were calculated in accordance with SFAS No. 123R on the same basis as disclosed in footnote 4 to the 2008 Summary Compensation Table on page 36.

(5)	The table below presents the aggregate number of outstanding unvested restricted stock awards and the aggregate number of stock option awards for each of our the independent directors as of December 31, 2008.

	Restricted Stock Awards	Stock Option Awards
Kent P. Dauten	16,375	11,250
Donald E. Kiernan	16,375	16,250
Robert A. Knox	16,375	11,250
William E. Mayberry, M.D.	16,375	20,000
Vicki A. O’Meara	16,375	—
William J. Schoen	—	4,026,340
William C. Steere, Jr.	16,375	15,000
Randolph W. Westerfield, Ph.D.	16,375	11,250

(6)	The amounts disclosed in this column do not include dividends and interest on restricted stock awards, which are held in a special segregated interest-bearing escrow bank account until the shares vest, at which time the dividends and interest with respect to the vested shares are remitted to the director. Aggregate dividends and interest of $47,468 were held by us in such escrow account for each of our independent directors (other than Mr. Schoen) as of December 31, 2008.

Compensation Committee Interlocks and Insider Participation

During 2008, no member of the compensation committee: (1) was an officer or employee of ours or any of our subsidiaries; (2) was formerly an officer of ours or any of our subsidiaries; or (3) had any relationship requiring disclosure in this proxy statement pursuant to Securities and Exchange Commission rules. In addition, no executive officer served: (1) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (2) as a director of another entity, one of whose executive officers served on our compensation committee; or (3) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our board of directors.

CERTAIN TRANSACTIONS

Pursuant to a registration agreement dated as of September 2, 1988, William J. Schoen, our chairman of the board, Robert A. Knox, a member of our board of directors, and Kelly E. Curry, our executive vice president and chief administrative officer, have certain demand and “piggyback” registration rights, with respect to registration under the Securities Act of 1933, as amended, for all of their shares of the company’s common stock. Pursuant to such rights, under certain circumstances, the company is required, at its own expense, to file a registration statement on their behalf or include their shares in a registration statement that the company files with the Securities and Exchange Commission.

We had an arrangement with Mr. Schoen pursuant to which he served as our non-executive chairman of the board for a one-year term from January 1, 2008 to December 31, 2008. This arrangement, which is discussed in footnote 1 to the 2008 Director Summary Compensation Table on page 47.

Transactions between the company and an officer or director or their immediate family members are subject to review by the corporate governance and nominating committee. Although the corporate governance and nominating committee has not established a written policy regarding the approval of related party transactions, when evaluating these transactions, the committee considers, among other factors:

•	the nature of the transaction and the costs incurred by the company or payments made to the company;

•	the benefits associated with the transaction and whether comparable or alternative goods or services are available from unrelated parties on similar terms;

•	the business advantage the company gains by engaging in the transaction;

•	the significance of the transaction to the company and the related party;

•	management’s determination as to whether the transaction is in the company’s best interests; and

•	whether the transaction is as favorable to the company as would be available from non-related entities in comparable transactions.

If a related party transaction subject to review directly or indirectly involves a member of the corporate governance and nominating committee (or an immediate family member or domestic partner), the remaining committee members and our general counsel conduct such review. More information regarding the corporate governance and nominating committee can be found under the heading “Corporate Governance - Corporate Governance and Nominating Committee” on page 19.

Certain Legal Proceedings Involving Our Directors and Executive Officers

For information regarding actions involving certain of our executive officers and directors, see Part I, Item 3 of our annual report on Form 10-K for the year ended December 31, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During 2008, all of our directors and executive officers complied in a timely manner with the filing requirements of Section

16(a) of the Securities Exchange Act of 1934, as amended. In making this statement, we relied solely on the written representations of our directors and executive officers and copies of the reports that they have filed with the Securities and Exchange Commission.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Proposals Submitted for Inclusion in Our Proxy Materials

We will include in our proxy materials for the 2010 annual meeting of stockholders any stockholder proposals that comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Among other things, Rule 14a-8 requires that we receive such proposals no later than 120 days prior to the one-year anniversary of this proxy statement. Thus, for the 2010 annual meeting of stockholders, we must receive stockholder proposals submitted for inclusion in our proxy materials no later than December 7, 2009. We will not include in our proxy materials stockholder proposals received after this date. Stockholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: Health Management Associates, Inc., 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710, Attention: Corporate Secretary.

Proposals Not Submitted for Inclusion in Our Proxy Materials

Stockholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, as described above, may be brought before the 2010 annual meeting of stockholders if we receive such proposals no later than 45 days prior to the one-year anniversary of this proxy statement. Thus, for the 2010 annual meeting of stockholders, we must receive stockholder proposals that are not submitted for inclusion in our proxy materials no later than February 20, 2010. We will not permit stockholder proposals that do not comply with the foregoing notice requirement to be brought before the 2010 annual meeting of stockholders. Stockholder proposals that are not submitted for inclusion in our proxy statement should be mailed to the following address: Health Management Associates, Inc., 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710, Attention: Corporate Secretary.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

In order to curtail waste and reduce costs and in accordance with Securities and Exchange Commission rules, we deliver only one set of required proxy materials to multiple stockholders sharing an address, unless we receive contrary instructions from one or more of such stockholders. Notwithstanding the foregoing, we will deliver promptly, upon written or oral request to the Broadridge Householding Department at the telephone number and address noted below, a separate copy of our proxy materials to each stockholder at a shared address to which a single copy of the materials was delivered. Stockholders who wish to receive a separate copy of our required proxy materials in the future should contact Broadridge’s Householding Department, either by calling toll free at (800) 542-1061, or by writing to Broadridge, Attn: Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Finally, stockholders sharing an address who currently receive multiple copies of our required proxy materials, but who wish to receive only a single copy of such materials, can request that only a single copy be provided by contacting Broadridge’s Householding Department at the same number or address.

ANNUAL REPORT TO STOCKHOLDERS AND ANNUAL REPORT ON FORM 10-K

You can obtain, free of charge, a printed copy of our annual report to stockholders and our annual report on Form 10-K by:

•	accessing our Internet website at www.hma.com under the heading “Investor Relations;”

•	writing to us at 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710, Attention: Investor Relations; or

•	telephoning us at 239-598-3131.

These reports include our audited consolidated financial statements along with other information about us, which we encourage you to read.

You can also obtain a copy of all other periodic reports and information that we file with, or furnish to, the Securities and Exchange Commission from the Securities and Exchange Commission’s EDGAR database located at www.sec.gov. We will also provide copies of any requested exhibits to our annual report on Form 10-K to stockholders.

The information contained on our website is not a part of this proxy statement.

OTHER MATTERS

As of the date of this proxy statement, the board of directors does not know of any other matters that may be presented for action at the annual meeting. Should any other matters come before the annual meeting, however, the persons named in the proxy statement will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Timothy R. Parry
Corporate Secretary

April 6, 2009

VOTE BY INTERNET - www.proxyvote.com
HEALTH MANAGEMENT ASSOCIATES, INC. 5811 PELICAN BAY BLVD. SUITE 500 NAPLES, FL 34108-2710	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Health Management Associates, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Health Management Associates, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M11678	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HEALTH MANAGEMENT ASSOCIATES, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors
	Nominees:		☐	☐	☐
	01) William J. Schoen	06) William E. Mayberry, M.D.
	02) Gary D. Newsome	07) Vicki A. O’Meara
	03) Kent P. Dauten	08) William C. Steere, Jr.
	04) Donald E. Kiernan	09) Randolph W. Westerfield, Ph.D.
05) Robert A. Knox

							For	Against	Abstain
2.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009.						☐	☐	☐
3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating his/her title.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

ADMISSION TICKET

2009 Annual Meeting of Stockholders

Tuesday, May 19, 2009 at 1:30 p.m. at

Ritz-Carlton Golf Resort Naples

2600 Tiburón Drive, Naples, Florida 34109

Please present this admission ticket to gain admittance to the meeting. This ticket admits only the stockholder(s) listed on the reverse side or his or her designated proxy and is not transferable. Each stockholder may be asked to present valid picture identification, such as a driver’s license. Cameras, recording devices, and other electronic devices will not be permitted at the meeting.

Thank you for your proxy submission.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Form of Proxy and Annual Report/Form 10-K Wrap are available at www.proxyvote.com.

▼ FOLD AND DETACH HERE ▼	▼ FOLD AND DETACH HERE ▼

M11679

PROXY

HEALTH MANAGEMENT ASSOCIATES, INC.

2009 Annual Meeting of Stockholders

The undersigned hereby appoints WILLIAM J. SCHOEN and TIMOTHY R. PARRY, or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of the Common Stock of HEALTH MANAGEMENT ASSOCIATES, INC. (the “Company”) owned by the undersigned at the Annual Meeting of Stockholders to be held at the Ritz-Carlton Golf Resort Naples, 2600 Tiburón Drive, Naples, Florida 34109, on Tuesday, May 19, 2009 at 1:30 p.m., local time, and any adjournment thereof.

This proxy is solicited on behalf of the Board of Directors of the Company and each matter to be voted on at the annual meeting has been proposed by the Board of Directors of the Company. This proxy will be voted as specified by the undersigned. This proxy revokes any prior proxy given by the undersigned. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, a signed proxy will be voted FOR the election of the nine named nominees for director and FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009. The undersigned acknowledges receipt with this proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated April 6, 2009, describing more fully the proposals set forth herein.

(continued and to be signed on the reverse side)